CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount of Securities to be Registered(1)	Aggregate Market Price(2)	Amount of Registration Fee(2)
Global Medium-Term Notes, Series A	1,500,000	$114,292,500	$13,269.36

(1)

The amount of Securities to be registered relates to an additional $37,500,000 principal amount of iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETNs (the “Agriculture ETNs”) due October 22, 2037, and an additional $37,500,000 principal amount of iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETNs (the “Softs ETNs”) due June 24, 2038 offered pursuant to this pricing supplement.

(2)	Calculated in accordance with Rule 457(c) of the Securities Act of 1933 based on $63.49 per Agriculture ETN, which is the average of the high and low prices reported on NYSE Arca on March 23, 2011 and $88.90 per Softs ETN, which is the average of the high and low prices reported on NYSE Arca on March 23, 2011.

Filed Pursuant to Rule 424(b)(2)

File Number 333-169119

Pricing Supplement to the Prospectus dated August 31, 2010 and the Prospectus Supplement dated August 31, 2010

$3,500,000,000 iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN

$325,000,000 iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN

$125,000,000 iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN

$50,000,000 iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN

$50,000,000 iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN

$325,000,000 iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN

$150,000,000 iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN

$250,000,000 iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN

$362,500,000 iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN

$250,000,000 iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN

$125,000,000 iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN

$450,000,000 iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN

$767,500,000 iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN

$250,000,000 iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN

$175,000,000 iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN

$125,000,000 iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN

$162,500,000 iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN

$85,000,000 iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN

$175,000,000 iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN

This pricing supplement relates to 19 series of iPath® Exchange-Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time. One series is linked to the Dow Jones–UBS Commodity Index Total ReturnSM (the “Commodity Index”), and the other 18 series are each linked to a sub-index of the Commodity Index (the “Sub-Indices”, and together with the Commodity Index, the “Indices”). The Securities do not guarantee any return of principal at maturity and do not pay any interest during their term. Instead, you will receive a cash payment in U.S. dollars at maturity or upon early redemption based on the performance of the Index to which your Securities are linked, less an investor fee. The principal terms of each series of Securities are as follows:

Issuer: Barclays Bank PLC

Series: Global Medium-Term Notes, Series A

Inception, Issuance and Maturity:

•

The Securities linked to the Dow Jones-UBS Commodity Index Total ReturnSM (the “Commodity Index Securities”) were first sold on June 6, 2006; were first issued on June 9, 2006; and are due on June 12, 2036.

•

The Securities linked to the Dow Jones-UBS Agriculture Subindex Total ReturnSM (the “Agriculture Securities”), the Dow Jones-UBS Copper Subindex Total ReturnSM (the “Copper Securities”), the Dow Jones-UBS Energy Subindex Total ReturnSM (the “Energy Securities”), the Dow Jones-UBS Grains Subindex Total ReturnSM (the “Grains Securities”), the Dow Jones-UBS Industrial Metals Subindex Total ReturnSM (the “Industrial Metals Securities”), the Dow Jones-UBS Livestock Subindex Total ReturnSM (the “Livestock Securities”), the Dow Jones-UBS Natural Gas Subindex Total ReturnSM (the “Natural Gas Securities”) and the Dow Jones-UBS Nickel Subindex Total ReturnSM (the “Nickel Securities”), were each first sold on October 23, 2007; were each first issued on October 26, 2007; and are each due on October 22, 2037.

•

The Securities linked to the Dow Jones-UBS Aluminum Subindex Total ReturnSM (the “Aluminum Securities”), the Dow Jones-UBS Cocoa Subindex Total ReturnSM (the “Cocoa Securities”), the Dow Jones-UBS Coffee Subindex Total ReturnSM (the “Coffee Securities”), the Dow Jones-UBS Cotton Subindex Total ReturnSM (the “Cotton Securities”), the Dow Jones-UBS Lead Subindex Total ReturnSM (the “Lead Securities”), the Dow Jones-UBS Platinum Subindex Total ReturnSM (the “Platinum Securities”), the Dow Jones-UBS Precious Metals Subindex Total ReturnSM (the “Precious Metals Securities”), the Dow Jones-UBS Softs Subindex Total ReturnSM (the “Softs Securities”), the Dow Jones-UBS Sugar Subindex Total ReturnSM (the “Sugar Securities”) and the Dow Jones-UBS Tin Subindex Total ReturnSM (the “Tin Securities”) were each first sold on June 24, 2008; were each first issued on June 27, 2008; and each will be due on June 24, 2038.

Secondary Market: We have listed the Securities on the NYSE Arca stock exchange (“NYSE Arca”) under the following ticker symbols: Commodity Index Securities (DJP), Agriculture Securities (JJA), Copper Securities (JJC), Energy Securities (JJE), Grains Securities (JJG), Industrial Metals Securities (JJM), Livestock Securities (COW), Natural Gas Securities (GAZ), Nickel Securities (JJN); Aluminum Securities (JJU), Cocoa Securities (NIB), Coffee Securities (JO), Cotton Securities (BAL), Lead Securities (LD), Platinum Securities (PGM), Precious Metals Securities (JJP), Softs Securities (JJS), Sugar Securities (SGG) and Tin Securities (JJT). We have also listed the Commodity Index Securities on the Singapore Exchange Limited (“SGX”) under the following ticker symbol: J1Q7. To the extent an active secondary market in the Securities exists, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Sale to Public: We sold a portion of the Securities on the inception date at 100% of their stated principal amount. The remainder of the Securities of each series will be offered and sold from time to time through Barclays Capital Inc., as agent. Sales of the Securities by us after the inception date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public (or, in the case of Securities sold through dealers, 100% of the price at which the Securities are sold to those dealers). Barclays Capital Inc. will not receive an agent’s commission in connection with sales of the Securities. BlackRock Fund Distribution Company, a member of the Financial Industry Regulatory Authority, Inc., may receive a portion of the investor fee. Please see “Supplemental Plan of Distribution” in this pricing supplement for more information.

You may lose some or all of your principal if you invest in the Securities. See “Risk Factors” beginning on page PS-12 of this pricing supplement for risks relating to an investment in the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Patent pending

Pricing Supplement dated March 24, 2011

Issued in denominations of $50

Cover Page, continued:

Underlying Indices: The return on each series of Securities is linked to the performance of the Index to which those Securities are linked. The Commodity Index is designed to be a benchmark for commodities as an asset class, and the Sub-Indices are each designed to be benchmarks for specific types of commodities as an asset class. Each Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contract or contracts on the physical commodity or commodities comprising the relevant Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Indices are calculated by Dow Jones Indexes, the marketing name of CME Group Index Services LLC (“Dow Jones Indexes”), a joint venture between CME Group Inc. and Dow Jones & Company, Inc. (“Dow Jones”), and are published by Dow Jones Indexes, in each case, in conjunction with UBS Securities LLC (“UBS”).

Payment at Maturity: If you hold your Securities to maturity, you will receive a cash payment in U.S. dollars at maturity in an amount equal to (1) the principal amount of your Securities times (2) the applicable index factor on the final valuation date minus (3) the applicable investor fee on the final valuation date.

Early Redemption: Subject to the notification requirements described below, you may redeem your Securities on any redemption date during the term of the Securities. If you redeem your Securities, you will receive a cash payment in U.S. dollars on such date in an amount equal to the daily redemption value, which is (1) the principal amount of your Securities times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date. You must redeem at least 50,000 Securities of the same series at one time in order to exercise your right to redeem your Securities on any redemption date.

Redemption Mechanics: In order to redeem your Securities on a redemption date, you must deliver a notice of redemption to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date and follow the procedures set forth under “Specific Terms of the Securities – Redemption Procedures”. If you fail to comply with these procedures, your notice will be deemed ineffective.

Valuation Date: Valuation date means:

•

in the case of the Commodity Index Securities, each business day from June 15, 2006 to June 5, 2036, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, June 5, 2036 as the “final valuation date” for the Commodity Index Securities;

•

in the case of the Agriculture Securities, Copper Securities, Energy Securities, Grains Securities, Industrial Metals Securities, Livestock Securities, Natural Gas Securities and Nickel Securities, each business day from October 24, 2007 to October 15, 2037, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, October 15, 2037 as the “final valuation date” for these series of Securities; and

•

in the case of the Aluminum Securities, Cocoa Securities, Coffee Securities, Cotton Securities, Lead Securities, Platinum Securities, Precious Metals Securities, Softs Securities, Sugar Securities and Tin Securities each business day from June 25, 2008 to June 17, 2038, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to June 17, 2038 as the “final valuation date” for these series of Securities.

Redemption Date: A redemption date for each series of Securities is the third business day following each valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date.

Index Factor: The index factor for a series of Securities on any given day will be equal to the closing value of the Index to which those Securities are linked on that day divided by the initial index level. The initial index level is the closing value of the underlying Index on the inception date of the Securities.

Investor Fee: The investor fee for a series of Securities is equal to 0.75% per year times the principal amount of your Securities times the applicable index factor, calculated on a daily basis in the following manner: The investor fee on the inception date of the Securities will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to (1) 0.75% times (2) the principal amount of your Securities times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.

Because the investor fee reduces the amount of your return at maturity or upon redemption, the value of the underlying Index must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the value of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon redemption.

Trading Day: A trading day with respect to any series of Securities is a day on which (i) the value of the Index to which the Securities are linked is published by Dow Jones Indexes and UBS, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the respective Index are traded, in each case as determined by the calculation agent in its sole discretion.

CUSIP Numbers: Commodity Index Securities—06738C778; Agriculture Securities—06739H206; Aluminum Securities—06739H321; Cocoa Securities—06739H313; Coffee Securities—06739H297; Copper Securities—06739F101; Cotton Securities—06739H271; Energy Securities—06739H750; Grains Securities—06739H305; Industrial Metals Securities—06738G407; Lead Securities—06739H263; Livestock Securities—06739H743; Natural Gas Securities—06739H644; Nickel Securities—06739F119; Platinum Securities—06739H255; Precious Metals Securities—06739H248; Softs Securities—06739H230; Sugar Securities—06739H214; Tin Securities—06739H198.

Previous Issuances: The Securities were issued prior to the date of this pricing supplement, at the following times and in the following amounts:

•	10,000,000 Commodity Index Securities, principal amount $50 each, were issued on June 9, 2006.

•	5,000,000 Commodity Index Securities, principal amount $50 each, were issued on October 3, 2006.

•	5,000,000 Commodity Index Securities, principal amount $50 each, were issued on November 28, 2006.

•	5,000,000 Commodity Index Securities, principal amount $50 each, were issued on December 26, 2006.

•	5,000,000 Commodity Index Securities, principal amount $50 each, were issued on January 29, 2007.

•	10,000,000 Commodity Index Securities, principal amount $50 each, were issued on April 13, 2007.

•	5,000,000 Commodity Index Securities, principal amount $50 each, were issued on July 2, 2007.

•	5,000,000 Commodity Index Securities, principal amount $50 each, were issued on August 13, 2007.

•	5,000,000 Agriculture Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Copper Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Energy Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Grains Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Industrial Metals Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Livestock Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Natural Gas Securities, principal amount $50 each, were issued on October 26, 2007.

•	5,000,000 Nickel Securities, principal amount $50 each, were issued on October 26, 2007.

•	10,000,000 Commodity Index Securities, principal amount $50 each, were issued on February 1, 2008.

•	1,000,000 Livestock Securities, principal amount $50 each, were issued on June 16, 2008.

•	1,000,000 Livestock Securities, principal amount $50 each, were issued on June 23, 2008.

•	1,000,000 Livestock Securities, principal amount $50 each, were issued on June 23, 2008.

•	1,000,000 Livestock Securities, principal amount $50 each, were issued on June 25, 2008.

•	2,500,000 Aluminum Securities, principal amount $50 each, were issued on June 27, 2008.

•	500,000 Cocoa Securities, principal amount $50 each, were issued on June 27, 2008.

•	500,000 Coffee Securities, principal amount $50 each, were issued on June 27, 2008.

•	500,000 Cotton Securities, principal amount $50 each, were issued on June 27, 2008.

•	2,500,000 Lead Securities, principal amount $50 each, were issued on June 27, 2008.

•	2,500,000 Platinum Securities, principal amount $50 each, were issued on June 27, 2008.

•	2,500,000 Precious Metals Securities, principal amount $50 each, were issued on June 27, 2008.

Cover Page, continued:

•	1,000,000 Softs Securities, principal amount $50 each, were issued on June 27, 2008.

•	500,000 Sugar Securities, principal amount $50 each, were issued on June 27, 2008.

•	2,500,000 Tin Securities, principal amount $50 each, were issued on June 27, 2008.

•	5,000,000 Natural Gas Securities, principal amount $50 each, were issued on June 15, 2009.

•	2,500,000 Natural Gas Securities, principal amount $50 each, were issued on August 20, 2009.

•	1,000,000 Platinum Securities, principal amount $50 each, were issued on August 20, 2009.

•	250,000 Sugar Securities, principal amount $50 each, were issued on August 20, 2009.

•	2,850,000 Natural Gas Securities, principal amount $50 each, were issued on August 25, 2009.

•	500,000 Sugar Securities, principal amount $50 each, were issued on September 4, 2009.

•	500,000 Cocoa Securities, principal amount $50 each, were issued on October 21, 2009.

•	250,000 Cotton Securities, principal amount $50 each, were issued on October 21, 2009.

•	250,000 Sugar Securities, principal amount $50 each, were issued on April 1, 2010

•	200,000 Sugar Securities, principal amount $50 each, were issued on April 15, 2010.

•	10,000,000 Commodity Index Securities, principal amount $50 each, were issued on November 11, 2010.

•	200,000 Coffee Securities, principal amount $50 each, were issued on November 11, 2010.

•	250,000 Cotton Securities, principal amount $50 each, were issued on November 11, 2010.

•	1,500,000 Copper Securities, principal amount $50 each, were issued on January 13, 2011.

•	1,250,000 Grains Securities, principal amount $50 each, were issued on February 4, 2011.

•	250,000 Softs Securities, principal amount $50 each, were issued on February 4, 2011.

•	250,000 Cotton Securities, principal amount $50 each, were issued on February 9, 2011.

•	1,000,000 Grains Securities, principal amount $50 each, were issued on February 14, 2011.

•	250,000 Softs Securities, principal amount $50 each, were issued on March 3, 2011.

•	300,000 Coffee Securities, principal amount $50 each, were issued on March 14, 2011.

•	500,000 Cotton Securities, principal amount $50 each, were issued on March 21, 2011.

•	500,000 Softs Securities, principal amount $50 each, were issued on March 21, 2011.

•	750,000 Agriculture Securities, principal amount $50 each, were issued on March 22, 2011.

•	500,000 Cotton Securities, principal amount $50 each, were issued on March 22, 2011.

•	500,000 Softs Securities, principal amount $50 each, were issued on March 22, 2011.

•	750,000 Cotton Securities, principal amount $50 each, were issued on March 24, 2011.

•	1,000,000 Tin Securities, principal amount $50 each, were issued on March 24, 2011.

•	750,000 Agriculture Securities, principal amount $50 each, are expected to be issued on March 25, 2011.

•	750,000 Softs Securities, principal amount $50 each, are expected to be issued on March 25, 2011.

We may use this pricing supplement in the initial sale of Securities. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The Securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Temporary Suspension of Further Issuances of iPath® Dow Jones-UBS

Natural Gas Subindex Total ReturnSM ETNs and Temporary Suspension of Further Sales and Issuances of iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETNs.

On August 21, 2009, Barclays Bank PLC announced that it was temporarily suspending further issuances of the iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETNs (“Natural Gas Securities”), which was effective following the issuance of the 2,850,000 Natural Gas Securities on August 25, 2009 as specified herein. On October 15, 2009, Barclays Bank PLC announced that it was temporarily suspending further sales from inventory and further issuances of the iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETNs (“Platinum Securities”) As described in this pricing supplement, under the heading “Risk Factors—The Market Value of Each Series of Securities May Be Influenced by Many Unpredictable Factors”, the market value of the Securities, including the Natural Gas Securities and the Platinum Securities, may be influenced by, among other things, the levels of supply and demand for such Securities. It is possible that this suspension may influence the market value of the Natural Gas Securities and the Platinum Securities. Barclays Bank PLC believes that the limitations on issuance and sale implemented may cause an imbalance of supply and demand in the secondary market for the Natural Gas Securities and the Platinum Securities, which may cause the Natural Gas Securities and the Platinum Securities to trade at a premium or discount in relation to their indicative value. Therefore, any purchase of the Natural Gas Securities or the Platinum Securities in the secondary market may be at a purchase price significantly different from their indicative value.

For information on the current regulatory review and its potential impact on the Securities, please refer to the section titled “Risk Factors—Changes in Law or Regulation Relating to Commodities Futures Contracts May Adversely Affect the Market Value of your Securities and the Amounts Payable on Your Securities” in this pricing supplement.

PRICING SUPPLEMENT

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF WARRANTS	20
GLOBAL SECURITIES	31
CLEARANCE AND SETTLEMENT	32
DESCRIPTION OF PREFERENCE SHARES	36
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	42
DESCRIPTION OF SHARE CAPITAL	48
TAX CONSIDERATIONS	49
PLAN OF DISTRIBUTION	68
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	71
WHERE YOU CAN FIND MORE INFORMATION	72
FURTHER INFORMATION	72
VALIDITY OF SECURITIES	72
EXPERTS	72
EXPENSES OF ISSUANCE AND DISTRIBUTION	73

PRICING SUPPLEMENT SUMMARY

The following is a summary of terms of 19 series of iPath® Exchange-Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus and prospectus supplement. References to the “prospectus” mean our accompanying prospectus, dated August 31, 2010, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated August 31, 2010, which supplements the prospectus.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities.

This section summarizes the following aspects of the Securities:

•	What are the Securities and how do they work?

•	How do you redeem your Securities?

•	What are some of the risks of the Securities?

•	Is this the right investment for you?

•	What are the tax consequences?

•	How do the Securities perform?

What Are the Securities and How Do They Work?

Each series of Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of an underlying index. One series is linked to the Dow Jones –UBS Commodity Index Total ReturnSM (the “Commodity Index”), and the other 18 series are each linked to a sub-index of the Commodity Index (the “Sub-Indices”, and together with the Commodity Index, the “Indices”). The Securities will be issued in denominations of $50.

The Indices

Each Index is composed of one or more futures contracts on physical commodities (the “index components”) and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

According to publicly available information, as of March 18, 2010, CME Group Inc. (Nasdaq: CME) and Dow Jones & Company, Inc. (“Dow Jones”) announced the launch of a new joint venture company, CME Group Index Services LLC (“CME Indexes”). CME Group Inc. has a 90% ownership interest and Dow Jones & Company, Inc. has a 10% ownership interest in CME Indexes. More information relating to the joint venture will be available publicly at a later date.

The Indices are calculated and published by Dow Jones Indexes, the marketing name of CME Indexes (“Dow Jones Indexes”), in each case, in conjunction with UBS Securities LLC (“UBS”, and together with Dow Jones Indexes, the “index sponsors”).

The Indices are as follows (for additional information on each Index, please see the section entitled “The Indices—General Information”, as well as the Index-specific sections, in this pricing supplement):

•

The Commodity Index is designed to be a benchmark for commodities as an asset class and is currently composed of futures contracts on the following 19 physical commodities: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. We refer to the Securities linked to the Commodity Index as the “Commodity Index Securities”.

•

The Dow Jones-UBS Agriculture Subindex Total ReturnSM (the “Agriculture Sub-Index”) is designed to be a benchmark for agricultural commodities as an asset class and is currently composed of futures contracts on the following seven commodities: coffee, corn, cotton, soybean oil, soybeans, sugar and wheat. We refer to the series of Securities linked to the Agriculture Sub-Index as the “Agriculture Securities”.

•

The Dow Jones-UBS Aluminum Subindex Total ReturnSM (the “Aluminum Sub-Index”) is designed to be a benchmark for aluminum as an asset class and is currently composed of one futures contract on the commodity of aluminum. We refer to the series of Securities linked to the Aluminum Sub-Index as the “Aluminum Securities”.

•

The Dow Jones-UBS Cocoa Subindex Total ReturnSM (the “Cocoa Sub-Index”) is designed to be a benchmark for cocoa as an asset class and is currently composed of one futures contract on the commodity of cocoa. We refer to the series of Securities linked to the Cocoa Sub-Index as the “Cocoa Securities”.

•

The Dow Jones-UBS Coffee Subindex Total ReturnSM (the “Coffee Sub-Index”) is designed to be a benchmark for coffee as an asset class and is currently composed of one futures contract on the commodity of coffee. We refer to the series of Securities linked to the Coffee Sub-Index as the “Coffee Securities”.

•

The Dow Jones-UBS Copper Subindex Total ReturnSM (the “Copper Sub-Index”) is designed to be a benchmark for copper as an asset class and is currently composed of one futures contract on the commodity of copper. We refer to the series of Securities linked to the Copper Sub-Index as the “Copper Securities”.

•

The Dow Jones-UBS Cotton Subindex Total ReturnSM (the “Cotton Sub-Index”) is designed to be a benchmark for cotton as an asset class and is currently composed of one futures contract on the commodity of cotton. We refer to the series of Securities linked to the Cotton Sub-Index as the “Cotton Securities”.

•

The Dow Jones-UBS Energy Subindex Total ReturnSM (the “Energy Sub-Index”) is designed to be a benchmark for energy-related commodities as an asset class and is currently composed of futures contracts on the following four commodities: crude oil, heating oil, natural gas and unleaded gasoline. We refer to the series of Securities linked to the Energy Sub-Index as the “Energy Securities”.

•

The Dow Jones-UBS Grains Subindex Total ReturnSM (the “Grains Sub-Index”) is designed to be a benchmark for grains as an asset class and is currently composed of futures contracts on the following three commodities: corn, soybeans and wheat. We refer to the series of Securities linked to the Grains Sub-Index as the “Grains Securities”.

•

The Dow Jones-UBS Industrial Metals Subindex Total ReturnSM (the “Industrial Metals Sub-Index”) is designed to be a benchmark for industrial metals as an asset class and is currently composed of futures contracts on the following four commodities: aluminum, copper, nickel and zinc. We refer to the series of Securities linked to the Industrial Metals Sub-Index as the “Industrial Metals Securities”.

•

The Dow Jones-UBS Lead Subindex Total ReturnSM (the “Lead Sub-Index”) is designed to be a benchmark for lead as an asset class and is currently composed of one futures contract on the commodity of lead. We refer to the series of Securities linked to the Lead Sub-Index as the “Lead Securities”.

•

The Dow Jones-UBS Livestock Subindex Total ReturnSM (the “Livestock Sub-Index”) is designed to be a benchmark for livestock as an asset class and is currently composed of futures contracts on the following two commodities: lean hogs and live cattle. We refer to the series of Securities linked to the Livestock Sub-Index as the “Livestock Securities”.

•

The Dow Jones-UBS Natural Gas Subindex Total ReturnSM (the “Natural Gas Sub-Index”) is designed to be a benchmark for natural gas as an asset class and is currently composed of one futures contract on the commodity of natural gas. We refer to the series of Securities linked to the Natural Gas Sub-Index as the “Natural Gas Securities”.

•

The Dow Jones-UBS Nickel Subindex Total ReturnSM (the “Nickel Sub-Index”) is designed to be a benchmark for nickel as an asset class and is currently composed of one futures contract on the commodity of nickel. We refer to the series of Securities linked to the Nickel Sub-Index as the “Nickel Securities”.

•

The Dow Jones-UBS Platinum Subindex Total ReturnSM (the “Platinum Sub-Index”) is designed to be a benchmark for platinum as an asset class and is currently composed of one futures contract on the commodity of platinum. We refer to the series of Securities linked to the Platinum Sub-Index as the “Platinum Securities”.

•

The Dow Jones-UBS Precious Metals Subindex Total ReturnSM (the “Precious Metals Sub-Index”) is designed to be a benchmark for precious metals as an asset class and is currently composed of futures contracts on the following two commodities: gold and silver. We refer to the series of Securities linked to the Precious Metals Sub-Index as the “Precious Metals Securities”.

•

The Dow Jones-UBS Softs Subindex Total ReturnSM (the “Softs Sub-Index”) is designed to be a benchmark for soft commodities as an asset class and is currently composed of futures contracts on the following three commodities: coffee, cotton and sugar. We refer to the series of Securities linked to the Softs Sub-Index as the “Softs Securities”.

•

The Dow Jones-UBS Sugar Subindex Total ReturnSM (the “Sugar Sub-Index”) is designed to be a benchmark for sugar as an asset class and is currently composed of one futures contract on the commodity of sugar. We refer to the series of Securities linked to the Sugar Sub-Index as the “Sugar Securities”.

•

The Dow Jones-UBS Tin Subindex Total ReturnSM (the “Tin Sub-Index”) is designed to be a benchmark for tin as an asset class and is currently composed of one futures contract on the commodity of tin. We refer to the series of Securities linked to the Tin Sub-Index as the “Tin Securities”.

We refer to the Sub-Indices with multiple index components as the “multiple-component Sub-Indices”, and we refer to the Sub-Indices with a single index component as the “single-component Sub-Indices”.

Inception, Issuance and Maturity

The Commodity Index Securities were each first sold on June 6, 2006, which we refer to as their “inception date”. Each series of Securities was first issued on June 9, 2006, and each will be due on June 12, 2036.

The following series of Securities (the “second-group Securities”) were each first sold on October 23, 2007, which we refer to as their “inception date”:

•	Agriculture Securities

•	Copper Securities

•	Energy Securities

•	Grains Securities

•	Industrial Metals Securities

•	Livestock Securities

•	Natural Gas Securities

•	Nickel Securities

Each of these series of Securities was first issued on October 26, 2007, and each is due on October 22, 2037.

The following series of Securities (the “third-group Securities”) were each first sold on June 24, 2008, which we refer to as their “inception date”:

•	Aluminum Securities

•	Cocoa Securities

•	Coffee Securities

•	Cotton Securities

•	Lead Securities

•	Platinum Securities

•	Precious Metals Securities

•	Softs Securities

•	Sugar Securities

•	Tin Securities

Each of these series of Securities was first issued on June 27, 2008, and each will be due on June 24, 2038.

Payment at Maturity or Upon Redemption

If you have not previously redeemed your Securities, you will receive a cash payment in U.S. dollars at maturity in an amount equal to (1) the principal amount of your Securities times (2) the applicable index factor on the final valuation date minus (3) the applicable investor fee on the final valuation date.

Prior to maturity, you may, subject to certain restrictions, redeem your Securities on any redemption date during the term of the Securities, provided that you present at least 50,000 Securities of the same series for redemption, or your broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles your Securities for redemption with those of other investors to reach this minimum. If you choose to redeem your Securities on a redemption date, you will receive a cash payment in U.S. dollars on such date in an amount equal to the daily redemption value, which is (1) the principal amount of your Securities times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date.

The “index factor” for a series of Securities on any given day will be equal to the closing value of the Index underlying those Securities on that day divided by the initial index level. The “initial index level” for a series of Securities is the closing value of the Index underlying those Securities on the inception date of those Securities.

The “investor fee” for a series of Securities is equal to 0.75% per year times the principal amount of your Securities times the applicable index factor, calculated on a daily basis in the following manner. The investor fee on the inception date of the Securities will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to (1) 0.75% times (2) the principal amount of your Securities times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.

A “valuation date” is:

•

in the case of the Commodity Index Securities, each business day from June 15, 2006 to June 5, 2036, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, June 5, 2036, as the “final valuation date” for the Commodity Index Securities;

•

in the case of the second-group Securities, each business day from October 24, 2007 to October 15, 2037, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, October 15, 2037, as the “final valuation date” for these series of Securities; and

•

in the case of the third-group Securities, each business day from June 25, 2008 to June 17, 2038, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to June 17, 2038, as the “final valuation date” for these series of Securities.

A “redemption date” is the third business day following a valuation date (other than the final valuation date). The final redemption date for each series of Securities will be the third business day following the valuation date that is immediately prior to the final valuation date for that series of Securities.

A “trading day” with respect to any series of Securities is a day on which (i) the value of the Index to which the Securities are linked is published by Dow Jones Indexes and UBS (ii) trading is generally conducted on the NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the respective Index are traded, in each case as determined by the calculation agent in its sole discretion.

We will not pay you interest during the term of the Securities.

For a further description of how your payment at maturity will be calculated, see “—How Do the Securities Perform?—Hypothetical Examples” and “Specific Terms of the Securities” in this pricing supplement.

Because the investor fee reduces the amount of your return at maturity or upon redemption, the value of the Index underlying your Securities must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the value of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon redemption.

How Do You Redeem Your Securities?

We have listed the Securities on NYSE Arca. We have also listed the Commodity Index Securities on SGX. To the extent that an active secondary market in the Securities exists, we expect that investors will purchase and sell the Securities primarily in this secondary market.

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps:

•

deliver a notice of redemption, which is attached as Annex A, to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption, which is attached as Annex B;

•

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•

instruct your Depository Trust Company (“DTC”) custodian to book a delivery vs. payment trade with respect to your Securities on the valuation date at a price equal to the applicable daily redemption value, facing Barclays Capital DTC 5101; and

•

cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the Securities in respect of such deadlines. If we do not receive your notice of redemption by 4:00 p.m., New York City time, or your confirmation of redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your Securities on the applicable redemption date. Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

What Are Some of the Risks of the Securities?

An investment in the Securities involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•

Uncertain Principal Repayment—If the value of the Index underlying your Securities decreases, or does not increase by an amount greater than the investor fee applicable to your Securities, you will receive less than your original investment in the Securities.

•

Commodity Market Risk—The return on each series of Securities is linked to the performance of an Index which, in turn, is linked to the prices of its index components. The index components of each Index are one or more futures contracts on physical commodities. Commodity prices may change unpredictably, affecting the value of the index components and, consequently, the value of your Securities in unforeseeable ways.

•

Limited or Lack of Portfolio Diversification—The index components of the Commodity Index Securities are concentrated in the commodities sector, and the index components of the Sub-Indices are concentrated in one part of the commodities sector or in one commodity. Your investment may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors (in the case of the Commodity Index Securities), in one industry or sector (in the case of the series of Securities linked to multiple-component Sub-Indices) or in one issuer (in the case of the series of Securities linked to single-component Sub-Indices).

•	No Interest Payments—You will not receive any periodic interest payments on the Securities.

•

A Trading Market for the Securities May Not Exist—Although we have listed the Securities on NYSE Arca and have also listed the Commodity Index Securities on SGX, a trading market for any series of Securities may not exist at any time. Certain affiliates of Barclays Bank PLC intend to engage in limited purchase and resale transactions. If they do, however, they are not required to do so and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca, SGX or any other exchange.

Is This the Right Investment for You?

The Securities may be a suitable investment for you if:

•	You are willing to accept the risk of fluctuations in commodities prices in general and prices of the index components of the Index underlying your Securities in particular.

•	You believe the value of the Index underlying your Securities will increase by an amount sufficient to offset the investor fee during the term of the Securities.

•	You seek an investment with a return linked to the performance of the Index underlying your Securities.

•	You do not seek current income from this investment.

•	You do not seek a guaranteed return of principal.

The Securities may not be a suitable investment for you if:

•	You are not willing to be exposed to fluctuations in commodities prices in general and prices of the index components of the Index underlying your Securities in particular.

•	You believe the value of the Index underlying your Securities will decrease or will not increase by an amount sufficient to offset the investor fee during the term of the Securities.

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•	You seek current income from your investment.

•	You seek a guaranteed return of principal.

What Are the Tax Consequences?

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, by purchasing the Securities you agree to treat the Securities for all U.S. federal income tax purposes as a pre-paid executory contract with respect to the Index. If the Securities are so treated, you should generally recognize capital gain or loss upon the sale, early redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities.

The U.S. federal income tax consequences of your investment in the Securities are uncertain. In the opinion of our counsel, Sullivan & Cromwell LLP, your Securities should be treated as described above, but it is possible that the Internal Revenue Service may assert an alternative treatment. Because of this uncertainty, we urge you to consult your own tax advisor as to the tax consequences of your investment in the Securities.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Securities, including possible alternative treatments for your Securities, see “Supplemental U.S. Federal Income Tax Considerations” below.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, has a “conflict of interest” in this offering within the meaning of NASD Rule 2720, as administered by the Financial Industry Regulatory Authority (“FINRA”). As a result of Barclays Bank PLC’s ownership interest in BlackRock, Inc., BlackRock Fund Distribution Company is also deemed to have a conflict of interest within the meaning of NASD Rule 2720 in relation to this offering of Securities. Consequently, this offering is being conducted in compliance with the provisions of Rule 2720 (or any successor rule thereto). For more information, please refer to “Plan of Distribution—Conflict of Interest” in the accompanying prospectus supplement with respect to Barclays Capital Inc. and to “Supplemental Plan of Distribution—Conflict of Interest” in this pricing supplement with respect to BlackRock Fund Distribution Company.

How Do the Securities Perform?

Set forth below is an explanation of the steps necessary to calculate the payment on any series of Securities at maturity or upon redemption.

Step 1: Calculate the investor fee

The investor fee for a series of Securities is equal to 0.75% per year times the principal amount of your Securities times the applicable index factor, calculated on a daily basis in the following manner. The investor fee on the inception date of the Securities will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to (1) 0.75% times (2) the principal amount of your Securities times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.

Step 2: Calculate the payment

You will receive a cash payment in U.S. dollars at maturity or upon redemption, as applicable, in an amount equal to (1) the principal amount of your Securities times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date.

Because the investor fee reduces the amount of your return at maturity or upon redemption, the value of the Index underlying your Securities must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the value of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon redemption.

Hypothetical Examples

The following examples show how a series of Securities would perform in hypothetical circumstances, assuming a starting level for the relevant Index of 100. We have included two examples in which the relevant Index has increased by approximately 152.932% at maturity, as well as two examples in which the relevant Index has decreased by approximately 51.27% at maturity. These examples highlight the behavior of the investor fee in different circumstances. Because the investor fee is a weighted average measure, the absolute level of the investor fee will be dependent upon the path taken by the respective Index to arrive at its ending level. The figures in these examples have been rounded for convenience. Figures for year 30 are as of the final valuation date, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Assumptions:

Yearly Fee	Days	Denomination	Starting Index
0.75%	365	$50.00	100.000

A	B	C	D	E	F
Year	Index Level	Average Yearly Index Factor	Yearly Fee	Investor Fee	Indicative Value
A	B	B / Starting Index	C × Principal × 0.75%	Running Total of D	(Principal × C) – E
0	100.000	1.00	$0.00	$0.00	$50.00
1	106.453	1.04	$0.39	$0.39	$52.84
2	117.295	1.07	$0.42	$0.81	$57.84
3	125.035	1.04	$0.45	$1.26	$61.26
4	136.779	1.06	$0.49	$1.75	$66.64
5	145.515	1.04	$0.53	$2.28	$70.48
6	135.840	0.95	$0.53	$2.81	$65.11
7	126.779	0.95	$0.49	$3.30	$60.09
8	122.873	0.98	$0.47	$3.77	$57.67
9	114.723	0.95	$0.45	$4.21	$53.15
10	110.080	0.97	$0.42	$4.63	$50.41
11	121.804	1.07	$0.43	$5.07	$55.83
12	136.163	1.08	$0.48	$5.55	$62.53
13	148.835	1.06	$0.53	$6.09	$68.33
14	168.122	1.08	$0.59	$6.68	$77.38
15	191.939	1.09	$0.67	$7.35	$88.62
16	214.934	1.08	$0.76	$8.12	$99.35
17	241.043	1.08	$0.85	$8.97	$111.55
18	275.149	1.09	$0.97	$9.94	$127.64
19	306.784	1.07	$1.09	$11.03	$142.36
20	345.764	1.08	$1.22	$12.25	$160.63
21	308.847	0.92	$1.23	$13.48	$140.95
22	277.227	0.93	$1.10	$14.57	$124.04
23	245.615	0.92	$0.98	$15.55	$107.26
24	217.093	0.92	$0.87	$16.42	$92.13
25	191.102	0.91	$0.76	$17.18	$78.37
26	204.999	1.05	$0.74	$17.93	$84.57
27	212.336	1.02	$0.78	$18.71	$87.46
28	229.229	1.05	$0.83	$19.54	$95.08
29	245.614	1.05	$0.89	$20.43	$102.38
30	252.932	1.02	$0.93	$21.36	$105.11

		Annualized Index Return			3.14%
		Annualized iPath® Indicative Value Return			2.51%

Hypothetical Examples

A	B	C	D	E	F
Year	Index Level	Average Yearly Index Factor	Yearly Fee	Investor Fee	Indicative Value
A	B	B / Starting Index	C × Principal × 0.75%	Running Total of D	(Principal × C) – E
0	100.000	1.00	$0.00	$0.00	$50.00
1	107.572	1.06	$0.39	$0.39	$53.40
2	115.718	1.08	$0.42	$0.81	$57.05
3	124.480	1.06	$0.45	$1.26	$60.98
4	133.906	1.07	$0.48	$1.74	$65.21
5	144.046	1.09	$0.52	$2.26	$69.76
6	154.954	1.06	$0.56	$2.82	$74.65
7	166.687	1.07	$0.60	$3.43	$79.92
8	179.309	1.08	$0.65	$4.07	$85.58
9	192.887	1.06	$0.70	$4.77	$91.67
10	207.493	1.08	$0.75	$5.52	$98.22
11	223.205	1.06	$0.81	$6.33	$105.27
12	240.107	1.09	$0.87	$7.20	$112.85
13	258.288	1.00	$0.93	$8.13	$121.01
14	281.762	0.99	$1.01	$9.14	$131.74
15	377.230	0.99	$1.24	$10.37	$178.24
16	466.980	1.00	$1.59	$11.97	$221.52
17	446.969	0.98	$1.71	$13.68	$209.80
18	427.815	0.99	$1.64	$15.32	$198.59
19	409.482	0.99	$1.57	$16.89	$187.85
20	391.935	1.01	$1.50	$18.39	$177.57
21	375.140	0.97	$1.44	$19.83	$167.74
22	359.064	0.98	$1.38	$21.21	$158.33
23	343.678	1.00	$1.32	$22.52	$149.31
24	328.950	1.00	$1.26	$23.79	$140.69
25	314.854	0.99	$1.21	$24.99	$132.43
26	301.362	0.99	$1.16	$26.15	$124.53
27	288.448	0.98	$1.11	$27.25	$116.97
28	276.087	0.98	$1.06	$28.31	$109.73
29	264.256	1.00	$1.01	$29.32	$102.80
30	252.932	0.95	$0.97	$30.29	$96.17

			Annualized Index Return		3.14%
		Annualized iPath® Indicative Value Return			2.20%

Hypothetical Examples

A	B	C	D	E	F
Year	Index Level	Average Yearly Index Factor	Yearly Fee	Investor Fee	Indicative Value
A	B	B / Starting Index	C × Principal × 0.75%	Running Total of D	(Principal × C) – E
0	100.000	1.00	$0.00	$0.00	$50.00
1	92.022	0.94	$0.36	$0.36	$45.65
2	87.127	0.96	$0.34	$0.70	$42.87
3	80.596	0.95	$0.31	$1.01	$39.29
4	74.500	0.95	$0.29	$1.30	$35.95
5	69.498	0.95	$0.27	$1.57	$33.18
6	74.478	1.05	$0.27	$1.84	$35.40
7	81.170	1.06	$0.29	$2.13	$38.45
8	88.734	1.06	$0.32	$2.45	$41.92
9	94.498	1.04	$0.34	$2.79	$44.46
10	103.547	1.06	$0.37	$3.16	$48.61
11	93.513	0.93	$0.37	$3.53	$43.22
12	86.465	0.95	$0.34	$3.87	$39.36
13	79.441	0.94	$0.31	$4.18	$35.54
14	71.127	0.92	$0.28	$4.46	$31.10
15	64.564	0.93	$0.25	$4.72	$27.56
16	60.420	0.95	$0.23	$4.95	$25.26
17	55.306	0.94	$0.22	$5.17	$22.48
18	49.079	0.92	$0.20	$5.36	$19.17
19	44.615	0.93	$0.18	$5.54	$16.77
20	40.489	0.93	$0.16	$5.70	$14.54
21	38.513	0.97	$0.15	$5.85	$13.41
22	36.823	0.97	$0.14	$5.99	$12.42
23	36.100	0.99	$0.14	$6.13	$11.92
24	35.880	1.00	$0.13	$6.26	$11.68
25	34.598	0.97	$0.13	$6.39	$10.91
26	37.756	1.06	$0.14	$6.53	$12.35
27	39.976	1.04	$0.15	$6.67	$13.31
28	43.492	1.06	$0.16	$6.83	$14.92
29	45.926	1.04	$0.17	$7.00	$15.96
30	48.730	1.04	$0.18	$7.18	$17.19

Annualized Index Return					-2.37%
Annualized iPath® Indicative Value Return					-3.50%

Hypothetical Examples

A	B	C	D	E	F
Year	Index Level	Average Yearly Index Factor	Yearly Fee	Investor Fee	Indicative Value
A	B	B / Starting Index	C × Principal × 0.75%	Running Total of D	(Principal × C) – E
0	100.000	1.00	$0.00	$0.00	$50.00
1	109.154	1.11	$0.39	$0.39	$54.19
2	119.146	1.11	$0.43	$0.82	$58.75
3	130.053	1.14	$0.47	$1.29	$63.74
4	141.958	1.11	$0.51	$1.80	$69.18
5	154.952	1.14	$0.56	$2.35	$75.12
6	169.137	1.12	$0.61	$2.96	$81.61
7	184.619	1.11	$0.66	$3.62	$88.69
8	201.519	1.14	$0.72	$4.35	$96.41
9	219.967	1.12	$0.79	$5.14	$104.85
10	240.102	1.12	$0.86	$6.00	$114.05
11	262.081	1.15	$0.94	$6.94	$124.10
12	286.072	1.14	$1.03	$7.97	$135.07
13	312.259	0.87	$1.12	$9.09	$147.04
14	344.262	0.88	$1.22	$10.31	$161.82
15	439.730	0.90	$1.47	$11.78	$208.08
16	306.607	0.87	$1.78	$13.57	$139.74
17	268.860	0.88	$1.08	$14.65	$119.78
18	235.760	0.90	$0.94	$15.59	$102.29
19	206.735	0.89	$0.83	$16.42	$86.95
20	181.284	0.88	$0.73	$17.14	$73.50
21	158.965	0.89	$0.64	$17.78	$61.70
22	139.395	0.88	$0.56	$18.34	$51.36
23	122.234	0.89	$0.49	$18.83	$42.29
24	107.185	0.88	$0.43	$19.26	$34.33
25	93.989	0.89	$0.38	$19.64	$27.36
26	82.418	0.87	$0.33	$19.97	$21.24
27	72.271	0.86	$0.29	$20.26	$15.88
28	63.374	0.88	$0.25	$20.51	$11.18
29	55.572	0.86	$0.22	$20.73	$7.05
30	48.730	1.23	$0.20	$20.93	$3.44
			Annualized Index Return		-2.37%
Annualized iPath® Indicative Value Return					-8.54%

RISK FACTORS

The Securities are unsecured promises of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities. The return on a series of Securities is linked to the performance of the Index underlying those Securities. Investing in a series of Securities is not equivalent to investing directly in the underlying index components or Index itself. See the section entitled “The Indices—General Information”, as well as the Index-specific sections, in this pricing supplement for more information.

This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement, before investing in the Securities.

Risks Associated with Each Series of Securities

Even If the Value of the Underlying Index at Maturity or Upon Redemption Exceeds its Initial Level, You May Receive Less Than the Principal Amount of Your Securities

Because the investor fee reduces the amount of your return at maturity or upon redemption, the value of the Index underlying your Securities must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption of your Securities. If the value of the Index underlying your Securities decreases or does not increase sufficiently to offset the investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption of your Securities.

You Will Not Benefit from Any Increase in the Value of the Underlying Index If Such Increase Is Not Reflected in the Value of the Index on the Applicable Valuation Date

If the Index underlying your Securities does not increase by an amount sufficient to offset the investor fee between the inception date and the applicable valuation date (including the final valuation date), we will pay you less than the principal amount of your Securities at maturity or upon redemption. This will be true even if the value of the Index underlying your Securities as of some date or dates prior to the applicable valuation date would have been sufficiently high to offset the investor fee.

There Are Restrictions on the Minimum Number of Securities You May Redeem and on the Dates on Which You May Redeem Them

You must redeem at least 50,000 Securities of the same series at one time in order to exercise your right to redeem your Securities on any redemption date. You may only redeem your Securities on a redemption date if we receive a notice of redemption from you by no later than 4:00 p.m. and a confirmation of redemption by no later than 5:00 p.m. on the business day prior to the applicable valuation date. If we do not receive your notice of redemption by 4:00 p.m., or your confirmation of redemption by 5:00 p.m., on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your Securities on the applicable redemption date. Your notice of redemption and confirmation of redemption will not be effective until we confirm receipt. See “Specific Terms of the Securities—Redemption Procedures” for more information.

The Market Value of Each Series of Securities May Be Influenced by Many Unpredictable Factors

The market value of your Securities may fluctuate between the date you purchase them and the applicable valuation date. You may also sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that generally the value of the index components and of the Index underlying your Securities will affect the market value of those Securities more than any other factor. Other factors that may influence the market value of a series of Securities include:

•	prevailing spot prices for the commodities underlying the index component or components;

•	the time remaining to the maturity of the Securities;

•	supply and demand for the Securities, including inventory positions with Barclays Capital Inc. or any market maker;

•

economic, financial, political, regulatory, geographical, biological, or judicial events that affect the level of the underlying Index or the market price of the index components included in that Index;

•	the general interest rate environment; and

•	the creditworthiness of Barclays Bank PLC.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Commodity Prices May Change Unpredictably, Affecting the Value of the Indices and the Value of Your Securities in Unforeseeable Ways

Trading in futures contracts on physical commodities, including trading in the index components, is speculative and can be extremely volatile. Market prices of the index components may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; and monetary and other governmental policies, action and inaction. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the Index underlying your Securities and therefore the value of your Securities in varying ways, and different factors may cause the prices of index components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

Supply of and Demand for Physical Commodities Tends to be Particularly Concentrated, So Prices Are Likely to Be Volatile

The prices of physical commodities, including the commodities underlying index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions or industries.

Certain commodities are used primarily in one industry, and fluctuations in levels of activity in (or the availability of alternative resources to) one industry may have a disproportionate effect on global demand for a particular commodity. Moreover, recent growth in industrial production and gross domestic product has made China and other developing nations oversized users of commodities and has increased the extent to which certain commodities rely on the those markets. Political, economic and other developments that affect those countries may affect the value of the commodities underlying the index components included in an Index and, thus, the value of the Securities linked to that Index.

In addition, because certain of the commodities underlying index components may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply-related events in such countries or with such produces could have a disproportionate impact on the prices of such commodities and therefore the value of your Securities.

Suspension or Disruptions of Market Trading in Commodities and Related Futures May Adversely Affect the Value of Your Securities

The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the value of the Index underlying your Securities and, therefore, the value of your Securities.

Changes in Law or Regulation Relating to Commodities Futures Contracts May Adversely Affect the Market Value of the Securities and the Amounts Payable on Your Securities.

The commodities futures contracts that underlie the Index are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. For example, the United States Congress recently enacted legislation that is, among other things, intended to limit speculation and increase transparency in the commodity markets and regulate the over-the-counter derivatives markets. The legislation requires the Commodity Futures Trading Commission (“CFTC”) to adopt rules on a variety of issues and many provisions of the legislation will not become effective until such rules are adopted.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses, and requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also requires the CFTC to adopt rules with respect to the establishment of limits on futures positions that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation. The legislation also requires the CFTC to apply its position limits across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “significant price discovery contracts” or “economically equivalent to exchange-traded futures”. The enactment of the legislation, and the CFTC’s adoption of rules on position limits, which have been proposed but not yet adopted, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the Securities. If they are imposed, those restrictions on effecting transactions in the futures markets could substantially reduce liquidity in the commodity futures contracts that underlie the Index, which could adversely affect the prices of such contracts and, in turn, the market value of the Securities and the amounts payable on the Securities at maturity. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap market and therefore in the futures markets, which would further restrict liquidity and adversely affect prices.

Concentration Risks Associated with the Indices May Adversely Affect the Value of the Securities

Because each series of Securities is linked to an Index, which is comprised of one or more contracts on physical commodities, it will be less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware, in particular, that other commodities indices may be more diversified in terms of both the number of and variety of futures contracts on commodities than the Index underlying your Securities (especially in the case of the Securities linked to a Sub-Index). Your investment may carry risks similar to a concentrated securities investment in a limited number of industries or sectors (in the case of the Commodity Index Securities), in one industry or sector (in the case of the series of Securities linked to multiple-component Sub-Indices) or in one issuer (in the case of the series of Securities linked to single-component Sub-Indices).

Future Prices of the Index Components That Are Different Relative to Their Current Prices May Result in a Reduced Amount Payable at Maturity or Upon Redemption

Each Index is composed of commodity futures contracts rather than physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation,

commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise the Indices approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in November. This process is referred to as “rolling”. If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield”. The actual realization of a potential roll yield will be dependent upon the level of the related spot price relative to the unwind price of the commodity futures contract at the time of sale of the contract. While many of the contracts included in the Indices have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities reflected in the Indices have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields”, which could adversely affect the value of the Index underlying your Securities and, accordingly, decrease the payment you receive at maturity or upon redemption.

The Indices May in the Future Include Contracts That Are Not Traded on Regulated Futures Exchanges

The Indices are currently based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). However, any Index may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in an Index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Historical Values of the Indices or Any Index Component Should Not Be Taken as an Indication of the Future Performance of the Indices During the Term of the Securities

The actual performance of the Index underlying your Securities or any index component over the term of the Securities, as well as the amount payable at maturity or upon redemption, may bear little relation to the historical values of that Index or the index components, which in most cases have been highly volatile.

Changes in the Treasury Bill Rate of Interest May Affect the Value of the Indices and Your Securities

Because the value of each the Indices is linked, in part, to the Treasury Bill rate of interest that could be earned on cash collateral invested in specified Treasury Bills, changes in the Treasury Bill rate of interest may affect the amount payable on your Securities at maturity or upon redemption and, therefore, the market value of your Securities. Assuming the trading prices of the index components included in the Index to which your Securities is linked remain constant, an increase in the Treasury Bill rate of interest will increase the value of the Index and, therefore, the value of your Securities. A decrease in the Treasury Bill rate of interest will adversely impact the value of the Index and, therefore, the value of your Securities.

Changes in Our Credit Ratings May Affect the Market Value of Your Securities

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your Securities. However, because the return on your Securities is dependent upon certain factors in addition to our ability to pay our obligations on your Securities, an improvement in our credit ratings will not reduce the other investment risks related to your Securities.

You Will Not Receive Interest Payments on the Securities or Have Rights in Any of the Index Components

You will not receive any periodic interest payments on your Securities. As an owner of a series of Securities, you will not have rights that investors in the index components included in the Index underlying those Securities may have. Your Securities will be paid in cash, and you will have no right to receive delivery of any index components or commodities underlying index components.

There May Not Be an Active Trading Market in the Securities; Sales in the Secondary Market May Result in Significant Losses

Although we have listed the Securities on NYSE Arca and have also listed the Commodity Index Securities on SGX, a trading market for any series of Securities may not exist at any time.

Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to do so. If they decide to engage in such transactions, they may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca, SGX or any other exchange.

Trading and Other Transactions by Barclays Bank PLC or Its Affiliates in Instruments Linked to Indices or Index Components May Impair the Market Value of the Securities

As described in the section entitled “Use of Proceeds and Hedging” in this pricing supplement, we or one or more of our affiliates may hedge our obligations under any series of Securities by purchasing index components (including the underlying physical commodities), futures or options on index components or Indices, or other derivative instruments with returns linked to the performance of index components or Indices, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing. Although they are not expected to, any of these hedging activities may adversely affect the market price of index components and the value of the Indices and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in index components, futures or options on index components, the physical commodities underlying the index components or the Indices, and other investments relating to index components or the Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of the index components or the value of the Indices and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

The Liquidity of the Market for the Securities May Vary Materially Over Time

As stated on the cover of this pricing supplement, we sold a portion of the Securities on their respective inception dates, and the remainder of the Securities will be offered and sold from time to time through Barclays Capital Inc., our affiliate, as agent. Also, the number of Securities of any series outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. Accordingly, the liquidity of the market for a series of Securities could vary materially over the term of the Securities. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this pricing supplement, including the condition that you must redeem at least 50,000 Securities of the same series at one time in order to exercise your right to redeem your Securities on any redemption date.

Our Business Activities May Create Conflicts of Interest

We and our affiliates expect to play a variety of roles in connection with the issuance of the Securities. As noted above, we and our affiliates expect to engage in trading activities related to the index components (including the underlying physical commodities), futures or options on index components or Indices, or other derivative instruments with returns linked to the performance of index components or Indices that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the value of any Indices, could be adverse to the interests of the holders of the Securities. Moreover, we and our affiliates have published and in the future expect to publish research reports with respect to some or all of the physical commodities underlying the index components and physical commodities generally. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. The research should not be viewed as a recommendation or endorsement of the Securities in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by us, Barclays Capital Inc. or our other affiliates may affect the market price of the index components and the value of the Indices and, therefore, the market value of the Securities. With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

Barclays Bank PLC and Its Affiliates Have No Affiliation with UBS, Dow Jones or CME Indexes and Are Not Responsible for Their Public Disclosure of Information, Which May Change Over Time

We and our affiliates are not affiliated with UBS, Dow Jones or CME Indexes in any way and have no ability to control or predict their actions, including any errors in, or discontinuation of disclosure regarding their methods or policies relating to the calculation of, the Indices. UBS and Dow Jones Indexes are not under any obligation to continue to calculate the Indices or required to calculate any successor indices. If UBS and Dow Jones Indexes discontinue or suspend the calculation of an Index, it may become difficult to determine the market value of the Securities linked to that Index or the amount payable at maturity or upon redemption. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the discontinued or suspended Index exists, the amount you receive at maturity or upon redemption of the Securities linked to that Index will be determined by the calculation agent in its sole discretion. See “Specific Terms of the Securities—Market Disruption Event” and “—Discontinuance or Modification of an Index” in this pricing supplement.

All disclosure in this pricing supplement regarding the Indices, including their make-up, method of calculation and changes in their components, is derived from publicly available information. We have not independently verified this information. You, as an investor in the Securities, should make your own investigation into the Indices, UBS, Dow Jones and CME Indexes. UBS, Dow Jones and CME Indexes have no obligation to consider your interests as a holder of the Securities.

The Policies of UBS and Dow Jones Indexes and Changes That Affect the Composition and Valuation of the Indices or the Index Components Could Affect the Amount Payable on the Securities and Their Market Value

The policies of UBS and Dow Jones Indexes concerning the calculation of the level of the Indices, additions, deletions or substitutions of index components and the manner in which changes affecting the index components are reflected in any Index could affect the value of the Indices and, therefore, the amount payable on the Securities at maturity or upon redemption and the market value of the Securities prior to maturity.

Additional commodity futures contracts may satisfy the eligibility criteria for inclusion in an Index, and the commodity futures contracts currently included in an Index may fail to satisfy such criteria. The weighting factors applied to each futures contract included in each Index may change annually, based on changes in commodity production and volume statistics. In addition, UBS and Dow Jones Indexes may modify the methodology for determining the composition and weighting of each Index, for calculating its value in order to assure that the relevant Index represents an adequate measure of market performance or for other reasons, or for calculating the value of the relevant Index. UBS and Dow Jones Indexes may also discontinue or suspend calculation or publication of any of the Indices, in which case it may become difficult to determine the market value of that Index. Any such changes could adversely affect the value of your Securities.

If events such as these occur, or if the value of any Index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of such Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities—Market Disruption Event”, “—Discontinuance or Modification of an Index” and “—Role of Calculation Agent”.

Barclays Bank PLC Has a Non-Exclusive Right to Use the Indices

We have been granted a non-exclusive right to use the Indices and related service marks and trademarks in connection with the Securities. If we breach our obligations under the license, UBS and Dow Jones Indexes will have the right to terminate the license. If UBS and Dow Jones Indexes choose to terminate the license agreement, we still have the right to use the Indices and related service marks and trademarks in connection with the Securities until their maturity, provided that we cure our breach within thirty days of the termination of the license. If we fail to cure this breach, it may become difficult for us to determine the daily redemption value or your payment at maturity in the Securities. The calculation agent in this case will determine the value of the Indices or the fair market value of the Securities—and thus the amount payable at maturity or the daily redemption value—in a manner it considers appropriate in its reasonable discretion.

There Are Potential Conflicts of Interest Between You and the Calculation Agent

Currently, Barclays Bank PLC serves as the calculation agent. We will, among other things, decide the amount of the return paid out to you on the Securities at maturity or upon redemption. For a more detailed description of the calculation agent’s role, see “Specific Terms of the Securities—Role of Calculation Agent” in this pricing supplement.

If UBS and Dow Jones Indexes were to discontinue or suspend calculation or publication of an Index, it may become difficult to determine the market value of the Securities linked to that Index. If events such as these occur, or if the value of the Index underlying your Securities is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of that Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities—Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an Index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our or our affiliates’ hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

If a Market Disruption Event Has Occurred or Exists on a Valuation Date, the Calculation Agent Can Postpone the Determination of the Value of an Index or the Maturity Date or a Redemption Date

The determination of the value of an Index on a valuation date, including the final valuation date, may be postponed if the calculation agent determines that a market disruption event with respect to that Index has occurred or is continuing on such valuation date. If such a postponement occurs, the index components unaffected by the market disruption event shall be determined on the scheduled valuation date and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date for any series of Securities be postponed by more than five trading days. As a result, the maturity date or a redemption date for a series of Securities could also be postponed, although not by more than five trading days. If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the relevant Index for such day. See “Specific Terms of the Securities—Market Disruption Event” in this pricing supplement.

Postponement of a Valuation Date May Result in a Reduced Amount Payable at Maturity or Upon Redemption

As the payment at maturity or upon redemption is a function of, among other things, the applicable index factor on the final valuation date or applicable valuation date, as the case may be, the postponement of any valuation date may result in the application of a different applicable index factor and, accordingly, decrease the payment you receive at maturity or upon redemption.

Data Sourcing and Calculation Associated with the Indices May Adversely Affect the Market Price of the Securities

The annual composition of each Index will be recalculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of the index components. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Index for the following year. Additionally, UBS may not discover every discrepancy. Furthermore, the annual weightings for the Commodity Index and multi-component Sub-Indices are determined each year in June or July by UBS under the supervision of the Supervisory Committee (as defined in the section entitled “The Commodity Index—Oversight of the Commodity Index” in this pricing supplement), which has a significant degree of discretion in exercising its supervisory duties with respect to each Index and has no obligation to take the needs of any parties to transactions involving the Indices into consideration when reweighting or making any other changes to the Indices.

UBS May Be Required to Replace a Designated Contract if the Existing Futures Contract Is Terminated or Replaced

A futures contract known as a “designated contract” has been selected as the reference contract for the physical commodity underlying each index component. Data concerning this designated contract will be used to calculate each Index that includes that index component. If a designated contract were to be terminated or replaced in accordance with the rules set forth in the Dow Jones-UBS Commodity Index Handbook (the “DJ-UBSCI Handbook”), a comparable futures contract would be selected by the Supervisory Committee, if available, to replace that designated contract. The termination or replacement of any designated contract may have an adverse impact on the value of any Index in which the relevant index component is included.

The Tax Consequences are Uncertain

The U.S. federal income tax treatment of each series of Securities is uncertain and the Internal Revenue Service could assert that any series of Securities should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Securities even though you will not receive any payments with respect to the Securities until early redemption or maturity and whether all or part of the gain you may recognize upon the sale, early redemption or maturity of an instrument such as the Securities could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the Securities after the bill was enacted to accrue interest income on a current basis. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Moreover, it is possible that the Internal Revenue Service could seek to tax your Securities by reference to your deemed ownership of the underlying assets. In such a case, it is possible that Section 1256 of the Internal Revenue Code could apply to your Securities, meaning that gain or loss recognized with respect to the futures contracts represented in the Index underlying your Securities could be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark at least a portion of your Securities to market at the end of each year (i.e., recognize gain or loss as if your Securities or the relevant portion of your Securities had been sold for fair market value). Under this alternative treatment, you could also be required to accrue ordinary interest income in respect of the notional interest component of your Securities on a current basis.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Supplemental U.S. Federal Income Tax Considerations” below.

Additional Risks Associated with Securities Linked to an Index that Includes Aluminum

The Securities May Be Subject to Certain Risks Specific to Aluminum as a Commodity

Aluminum is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes aluminum (currently the Commodity Index, the Aluminum Sub-Index and the Industrial Metals Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular aluminum, that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular aluminum, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

The London Metal Exchange’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index

Component and, Therefore, the Value of Your Securities

The futures contract on aluminum that is included in the Commodity Index, the Aluminum Sub-Index and the Industrial Metals Sub-Index is traded on the London Metal Exchange (the “LME”) and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which aluminum is included and, therefore, the value of the Securities linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred. Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which aluminum is included and, therefore, the value of the Securities linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate. To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which aluminum is included and, therefore, the value of the Securities linked to that Index.

Additional Risks Associated with Securities Linked to an Index that Includes Cocoa

The Securities May Be Subject to Certain Risks Specific to Cocoa as a Commodity

Cocoa is an agricultural commodity and a soft commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes cocoa (currently only the Cocoa Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and softs, and in particular cocoa, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	planting decisions; and

•	changes in demand for agricultural products or softs, and in particular cocoa, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Coffee

The Securities May Be Subject to Certain Risks Specific to Coffee as a Commodity

Coffee is an agricultural commodity and a soft commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes coffee (currently the Commodity Index, the Agriculture Sub-Index, the Coffee Sub-Index and the Softs Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and softs, and in particular coffee, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	planting decisions; and

•	changes in demand for agricultural products or softs, and in particular coffee, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Copper

The Securities May Be Subject to Certain Risks Specific to Copper as a Commodity

Copper is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes copper (currently the Commodity Index, the Copper Sub-Index and the Industrial Metals Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular copper, that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular copper, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Corn

The Securities May Be Subject to Certain Risks Specific to Corn as a Commodity

Corn is an agricultural commodity and a grain. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes corn (currently the Commodity Index, the Agriculture Sub-Index and the Grains Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and grains, and in particular corn, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	changes in ethanol demand;

•	planting decisions; and

•	changes in demand for agricultural products or grains, and in particular corn, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Cotton

The Securities May Be Subject to Certain Risks Specific to Cotton as a Commodity

Cotton is an agricultural commodity and a soft commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes cotton (currently the Commodity Index, the Agriculture Sub-Index, the Cotton Sub-Index and the Softs Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and softs, and in particular cotton, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	planting decisions; and

•	changes in demand for agricultural products or softs, and in particular cotton, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Crude Oil

The Securities May Be Subject to Certain Risks Specific to Crude Oil as a Commodity

Crude oil is an energy-related commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes crude oil (currently the Commodity Index and the Energy Sub-Index) may be subject to a number of additional factors specific to energy-related commodities, and in particular crude oil, that might cause price volatility. These may include, among others:

•	changes in the level of industrial and commercial activity with high levels of energy demand;

•	disruptions in the supply chain or in the production or supply of other energy sources;

•	price changes in alternative sources of energy;

•	adjustments to inventory;

•	variations in production and shipping costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Gold

The Securities May Be Subject to Certain Risks Specific to Gold as a Commodity

Gold is a precious metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes gold (currently the Commodity Index and the Precious Metals Sub-Index) may be subject to a number of additional factors specific to precious metals, and in particular gold, that might cause price volatility. These may include, among others:

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations;

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally;

•	precious metal leasing rates;

•	currency exchange rates;

•	level of economic growth and inflation; and

•

degree to which consumers, governments, corporate and financial institutions hold physical gold as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Heating Oil

The Securities May Be Subject to Certain Risks Specific to Heating Oil as a Commodity

Heating oil is an energy-related commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes heating oil (currently the Commodity Index and the Energy Sub-Index) may be subject to a number of additional factors specific to energy-related commodities, and in particular heating oil, that might cause price volatility. These may include, among others:

•	changes in the level of industrial and commercial activity with high levels of energy demand;

•	disruptions in the supply chain or in the production or supply of other energy sources;

•	price changes in alternative sources of energy;

•	adjustments to inventory;

•	variations in production and shipping costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Lead

Securities May Be Subject to Certain Risks Specific to Lead as a Commodity

Lead is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes lead (currently only the Lead Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular lead, that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular lead, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

The LME’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your Securities

The futures contract on lead that is included in the Lead Sub-Index and eligible to be included in the Commodity Index is traded on the LME and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which lead is included and, therefore, the value of the Securities linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred. Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which lead is included and, therefore, the value of the Securities linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate. To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which lead is included and, therefore, the value of the Securities linked to that Index.

Additional Risks Associated with Securities Linked to an Index that Includes Lean Hogs

Securities May Be Subject to Certain Risks Specific to Lean Hogs as a Commodity

Lean hogs are a type of livestock. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes lean hogs (currently the Commodity Index and the Livestock Sub-Index) may be subject to a number of additional factors specific to livestock, and in particular lean hogs, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	disease and famine;

•	changes in government policies; and

•	changes in end-user demand for livestock.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Live Cattle

Securities May Be Subject to Certain Risks Specific to Live Cattle as a Commodity

Live cattle are a type of livestock. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes live cattle (currently the Commodity Index and the Livestock Sub-Index) may be subject to a number of additional factors specific to livestock, and in particular live cattle, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	disease and famine;

•	changes in government policies; and

•	changes in end-user demand for livestock.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Natural Gas

The Securities May Be Subject to Certain Risks Specific to Natural Gas as a Commodity

Natural gas is an energy-related commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes natural gas (currently the Commodity Index, the Energy Sub-Index and the Natural Gas Sub-Index) may be subject to a number of additional factors specific to energy-related commodities, and in particular natural gas, that might cause price volatility. These may include, among others:

•	changes in the level of industrial and commercial activity with high levels of energy demand;

•	disruptions in the supply chain or in the production or supply of other energy sources;

•	price changes in alternative sources of energy;

•	adjustments to inventory;

•	variations in production and shipping costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Nickel

The Securities May Be Subject to Certain Risks Specific to Nickel as a Commodity

Nickel is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes nickel (currently the Commodity Index, the Industrial Metals Sub-Index and the Nickel Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular nickel, that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular nickel, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

The LME’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your Securities

The futures contract on nickel that is included in the Commodity Index, the Industrial Metals Sub-Index and the Nickel Sub-Index is traded on the LME and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which nickel is included and, therefore, the value of the Securities linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred. Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which nickel is included and, therefore, the value of the Securities linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate. To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which nickel is included and, therefore, the value of the Securities linked to that Index.

Additional Risks Associated with Securities Linked to an Index that Includes Platinum

The Securities May Be Subject to Certain Risks Specific to Platinum as a Commodity

Platinum is a precious metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes platinum (currently only the Platinum Sub-Index) may be subject to a number of additional factors specific to precious metals, and in particular platinum, that might cause price volatility. These may include, among others:

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Silver

The Securities May Be Subject to Certain Risks Specific to Silver as a Commodity

Silver is a precious metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes silver (currently the Commodity Index and the Precious Metals Sub-Index) may be subject to a number of additional factors specific to precious metals, and in particular silver, that might cause price volatility. These may include, among others:

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations;

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally;

•	precious metal leasing rates;

•	currency exchange rates;

•	level of economic growth and inflation; and

•

degree to which consumers, governments, corporate and financial institutions hold physical gold as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Soybean Oil

The Securities May Be Subject to Certain Risks Specific to Soybean Oil as a Commodity

Soybean oil is an agricultural commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes soybean oil (currently the Commodity Index and the Agriculture Sub-Index) may be subject to a number of additional factors specific to agricultural commodities, and in particular soybean oil, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	changes in bio-diesel demand;

•	planting decisions; and

•	changes in demand for agricultural products, and in particular soybean oil, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Soybeans

The Securities May Be Subject to Certain Risks Specific to Soybeans as a Commodity

Soybeans are an agricultural commodity and a grain. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes soybeans (currently the Commodity Index, the Agriculture Sub-Index and the Grains Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and grains, and in particular soybeans, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	changes in bio-diesel demand;

•	planting decisions; and

•	changes in demand for agricultural products or grains, and in particular soybeans, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Sugar

The Securities May Be Subject to Certain Risks Specific to Sugar as a Commodity

Sugar is an agricultural commodity and a soft commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes sugar (currently the Commodity Index, the Agriculture Sub-Index, the Softs Sub-Index and the Sugar Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and softs, and in particular sugar, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	changes in ethanol demand;

•	planting decisions; and

•	changes in demand for agricultural products or softs, and in particular sugar, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Tin

The Securities May Be Subject to Certain Risks Specific to Tin as a Commodity

Tin is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes tin (currently only the Tin Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular tin, that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular tin, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

The LME’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your Securities

The futures contract on tin that is included in the Tin Sub-Index and eligible to be included in the Commodity Index is traded on the LME and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which tin is included and, therefore, the value of the Securities linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred. Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which tin is included and, therefore, the value of the Securities linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate. To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which tin is included and, therefore, the value of the Securities linked to that Index.

Additional Risks Associated with Securities Linked to an Index that Includes Unleaded Gasoline

The Securities May Be Subject to Certain Risks Specific to Unleaded Gasoline as a Commodity

Unleaded gasoline is an energy-related commodity. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes unleaded gasoline (currently the Commodity Index and the Energy Sub-Index) may be subject to a number of additional factors specific to energy-related commodities, and in particular unleaded gasoline, that might cause price volatility. These may include, among others:

•	changes in the level of industrial and commercial activity with high levels of energy demand;

•	disruptions in the supply chain or in the production or supply of other energy sources;

•	price changes in alternative sources of energy;

•	adjustments to inventory;

•	variations in production and shipping costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Wheat

The Securities May Be Subject to Certain Risks Specific to Wheat as a Commodity

Wheat is an agricultural commodity and a grain. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes wheat (currently the Commodity Index, the Agriculture Sub-Index and the Grains Sub-Index) may be subject to a number of additional factors specific to agricultural commodities and grains, and in particular wheat, that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	planting decisions; and

•	changes in demand for agricultural products or grains, and in particular wheat, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Additional Risks Associated with Securities Linked to an Index that Includes Zinc

The Securities May Be Subject to Certain Risks Specific to Zinc as a Commodity

Zinc is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described above, each Index that includes zinc (currently the Commodity Index and the Industrial Metals Sub-Index) may be subject to a number of additional factors specific to industrial metals, and in particular zinc, that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular zinc, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of an Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

The LME’s Use of or Omission to Use Price Controls May Result in Limited Appreciation but Unlimited Depreciation in the Price of the Index Component and, Therefore, the Value of Your Securities

The futures contract on zinc that is included in the Commodity Index and the Industrial Metals Sub-Index is traded on the LME and not on a U.S. futures exchange. U.S. exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”. In contrast, the LME, has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the index component. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the index component, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of the index component could have a significant adverse impact on the value of each Index in which zinc is included and, therefore, the value of the Securities linked to that Index.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred. Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. Impositions of such backwardation limits could adversely affect the value of each Index in which zinc is included and, therefore, the value of the Securities linked to that Index.

Contracts Traded on the LME Are Exposed to Concentration Risks Beyond Those Characteristic of Futures Contracts On U.S. Futures Exchanges

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate. To the extent such aberrations are in evidence on a given valuation date with respect to the price of the index component, they could adversely affect the value of each Index in which zinc is included and, therefore, the value of the Securities linked to that Index.

THE INDICES – GENERAL INFORMATION

We have derived all information contained in this pricing supplement regarding each Index, including, without limitation, its make up, its method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the index sponsors.

UBS Securities LLC (“UBS”) acquired AIG Financial Product Corp.’s commodity business as of May 6, 2009. As such, the Dow Jones-AIG Commodity Indexes were re-branded as the Dow Jones-UBS Commodity Indexes as of May 7, 2009. The Dow Jones-UBS Commodity Indexes have an identical methodology to the Dow Jones-AIG Commodity Indexes and take the identical form and format of the Dow Jones-AIG Commodity Indexes. In addition to changing the index names to reflect the Dow Jones-UBS brand, the suggested ticker symbols were modified.

In addition, according to publicly available information, as of March 18, 2010, CME Group Inc. (Nasdaq: CME) and Dow Jones & Company, Inc. announced the launch of a new joint venture company, CME Group Index Services LLC (“CME Indexes”). CME Group Inc. has a 90% ownership interest and Dow Jones & Company, Inc. has a 10% ownership interest in CME Indexes. More information relating to the joint venture will be available publicly at a later date.

The Indices are calculated and published by Dow Jones Indexes, the marketing name of CME Indexes, in each case, in conjunction with UBS (together with Dow Jones Indexes, the “index sponsors”). In connection with any offering of Securities, neither we nor any of our agents or dealers have participated in the preparation of the information described in the first paragraph of this section or made any due diligence inquiry with respect to the index sponsors. Neither we nor any of our agents or dealers makes any representation or warranty as to the accuracy or completeness of such information or any other publicly available information regarding the Indices or the index sponsors.

You, as an investor in the Securities, should make your own investigation into any Index and the index sponsors. The index sponsors are not involved in any offer of Securities in any way and have no obligation to consider your interests as a holder of the Securities. The index sponsors have no obligation to continue to publish any of the Indices and may discontinue or suspend publication of any Index at any time in their sole discretion.

One or more of UBS and its affiliates may engage in trading in futures contracts and options on futures contracts on the commodities that underlie the Indices, as well as commodities, including commodities included in the Indices as well as commodities, including commodities included in the Indices, and other investments relating to commodities included in the Indices on a regular basis as part of its general business, for proprietary accounts, for other accounts under management, to facilitate transactions for customers or to hedge obligations under products linked to the Indices. Although they are not intended to, any of these activities could adversely affect the market price of the index components or the value of the Indices. It is possible that one or more of UBS and its affiliates could receive substantial returns from these hedging activities while the market value of the commodities that underlie the Indices and the value of the Indices decline.

With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take into consideration at any time the needs of any buyer, seller, holder, issuer, market maker of the Securities.

UBS or its affiliates may also issue or underwrite securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing.

Historical performance of the Indices is not an indication of future performance. Future performance of the Indices may differ significantly from historical performance, either positively or negatively.

Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying prospectus supplement and prospectus.

Because each Sub-Index is a sub-index of the Commodity Index, disclosure in this pricing supplement relating to the Commodity Index accordingly relates to each of the Sub-Indices as well and should be read in conjunction with the individual descriptions of the Sub-Indices.

Commodity Futures Markets

As discussed in the descriptions of the individual Indices below, each of the Indices is composed of one or more futures contracts on physical commodities. Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Indices are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

THE COMMODITY INDEX

The Commodity Index is a proprietary index that is designed to be a benchmark for commodities as an asset class. It is composed of futures contracts on physical commodities and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Four Main Principles Guiding the Creation of the Commodity Index

The Commodity Index was created using the following four main principles:

•

Economic Significance. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Commodity Index uses both liquidity data and U.S. dollar-weighted production data in determining the relative quantities of included commodities. The Commodity Index primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Commodity Index also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Accordingly, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the pronouncements of the markets themselves. The Commodity Index thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

•

Diversification. A second major goal of the Commodity Index is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Commodity Index is rebalanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

•

Continuity. A third goal of the Commodity Index is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Commodity Index from year to year. The Commodity Index is intended to provide a stable benchmark, so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Commodity Index.

•

Liquidity. Another goal of the Commodity Index is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Commodity Index can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

These principles represent goals of the Commodity Index, its creators and owners and there can be no assurance that these goals will be reached by the index sponsors.

Oversight of the Commodity Index

The index sponsors use a two-tier structure, comprised of a Supervisory Committee and an Advisory Committee, to oversee the Commodity Index. The purpose of the two-tier structure is to expand the breadth of input into the decision-making process in respect of the Commodity Index, while also providing a mechanism for more rapid reaction in the event of any market disruptions or extraordinary change in market conditions that may affect the Commodity Index.

The Supervisory Committee is comprised of three members, two of whom are appointed by UBS and one of whom is appointed by Dow Jones Indexes. The Supervisory Committee will make all final decisions relating to the Commodity Index, given any advice and recommendations from the Advisory Committee. The Advisory Committee consists of six to twelve members drawn from the financial and academic communities. Both the Supervisory Committee and the Advisory Committee meet annually to consider any changes to be made to the Commodity Index for the coming year. These committees may also meet at other times as may be necessary for purposes of their respective responsibilities in connection with the oversight of the Commodity Index.

As described in more detail below, the Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Commodity Index are determined each year in June or July by UBS under the supervision of the Supervisory Committee, announced after approval by the Supervisory Committee and implemented the following January. The composition of the Commodity Index for 2011 was approved by the Supervisory Committee and announced in October 2010.

Composition of the Commodity Index

Commodities Available for Inclusion in the Commodity Index

A number of commodities have been selected that are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Commodity Index and which are tradable through a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange. The 23 potential commodities currently considered for inclusion in the Commodity Index are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

The 19 Commodity Index commodities selected for 2011 are as follows: aluminum, coffee, copper, corn cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

A futures contract known as a designated contract is selected for each commodity. Where UBS, believes that there exists more than one futures contract with sufficient liquidity to be chosen as a designated contract for a commodity, UBS has historically selected the futures contract that is traded in North America and denominated in dollars (except in the case of the commodities for which LME contracts have been selected). When more than one such contract has existed, UBS has selected the most actively traded contract. Although there is no current intention to do so, UBS may in the future select contracts that are traded outside of the United States or are traded in currencies other than the U.S. dollar. The process is reviewed by the Supervisory Committee and the Advisory Committee. Data concerning this designated contract will be used to calculate the Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a designated contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that designated contract.

The Commodity Index Is a Rolling Index

The Commodity Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The roll for each contract occurs over a period of five DJ-UBS Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position, and the Commodity Index is a “rolling index”.

A “DJ-UBS Business Day” is a day on which the sum of the Commodity Index Percentages (as defined in the section entitled “—Determination of Composition and Weightings of the Commodity Index” below) for the Commodity Index commodities that are open for trading is greater than 50%. For example, based on the weighting of the Commodity Index commodities for 2011, if the CME Group which, following CME’s merger with the CBOT in July 2007, now includes the CBOT and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-UBS Business Day will not exist.

Determination of Composition and Weightings of the Commodity Index

The composition and weighting of the Commodity Index is determined by UBS, under the supervision of the Supervisory Committee, each year.

In determining which commodities will be included in the Commodity Index and their relative weightings for a given year, UBS looks to both liquidity and U.S. dollar-adjusted production data in 2/3 and 1/3 shares, respectively. For each of the 23 commodities designated for potential inclusion in the Commodity Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic U.S. dollar value of the designated contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Commodity Index. The CPP is determined for each commodity by taking a five-year average of world production figures, adjusted by the historic U.S. dollar value of the designated contract, and dividing the result by the sum of such production figures for all commodities which were designated for potential inclusion in the Commodity Index.

The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Commodity Index and their respective percentage weights. The diversification rules are as follows:

•	No related group of commodities designated as a “Commodity Group” may constitute more than 33% of the Commodity Index. The Commodity Groups are:

•	Energy (currently including crude oil, heating oil, natural gas and unleaded gasoline)

•	Grains (currently including corn, soybeans, and wheat)

•	Industrial Metals (currently including aluminum, copper, nickel and zinc)

•	Livestock (currently including lean hogs and live cattle)

•	Precious Metals (currently including gold and silver)

•	Softs (currently including coffee, cotton and sugar)

•	Vegetable Oils (currently including soybean oil)

•	No single commodity may constitute more than 15% of the Commodity Index.

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Commodity Index.

•	No single commodity may constitute less than 2% of the Commodity Index.

Following the annual reweighting and rebalancing of the Commodity Index in January, the percentage of any single commodity or commodity group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

Annual Reweightings and Rebalancings of the Commodity Index

The Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Commodity Index are determined each year by UBS under the supervision of the Supervisory Committee, after approval by the Supervisory Committee and implemented the following January. The composition of the Commodity Index for 2011 was approved by the Supervisory Committee and announced in October 2010.

2011 Designated Contracts and Target Weightings

The 19 Commodity Index commodities selected for 2011 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. The designated contracts for those commodities, and their target weights, are as follows:

2011 Commodity Index Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Quote	Target Weighting (%)
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton	5.20%
Coffee	Coffee “C”	NYBOT*	37,500 lbs	U.S. cents/pound	2.36%
Copper	Copper**	COMEX	25,000 lbs	U.S. cents/pound	7.54%
Corn	Corn	CBOT***	5,000 bushels	U.S. cents/bushel	6.98%
Cotton	Cotton	NYBOT*	50,000 lbs	U.S. cents/pound	2.00%
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	USD/barrel	14.71%
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.	10.45%
Heating Oil	Heating Oil	NYMEX	42,000 gallons	U.S. cents/gallon	3.58%
Lean Hogs	Lean Hogs	CME	40,000 lbs	U.S. cents/pound	2.00%
Live Cattle	Live Cattle	CME	40,000 lbs	U.S. cents/pound	3.36%
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	USD/mmbtu	11.22%
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton	2.25%
Silver	Silver	COMEX	5,000 troy oz.	U.S. cents/troy oz.	3.29%
Soybeans	Soybeans	CBOT***	5,000 bushels	U.S. cents/bushel	7.86%
Soybean Oil	Soybean Oil	CBOT***	60,000 lbs	U.S. cents/pound	2.94%
Sugar	World Sugar No. 11	NYBOT*	112,000 lbs	U.S. cents/pound	3.33%
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending	NYMEX	42,000 gal	U.S. cents/gallon	3.50%
Wheat	Wheat	CBOT***	5,000 bushels	U.S. cents/bushel	4.61%
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton	2.85%

*	The New York Board of Trade (NYBOT) was renamed ICE Futures U.S. in September 2007.
**	The Commodity Index uses the High Grade Copper contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting of the Commodity Index.
***	Following its merger with CME in July 2007, the new entity name for the CBOT is CME Indexes.

Calculation and Publication of the Commodity Index

The Commodity Index is calculated by Dow Jones Indexes, in conjunction with UBS, by applying the impact of the changes to the prices of index components (based on their relative weightings) and the Treasury Bill rate of interest.

The first step in calculating the Commodity Index is to calculate the applicable “commodity index multipliers” or “CIMs”. Following application of the diversification rules discussed in the section entitled “—Composition of the Commodity Index—Determination of Composition and Weightings of the Commodity Index” above, CIPs are incorporated into the Commodity Index by calculating the new unit weights for each index component. On a date near the beginning of each new calendar year, the CIPs, along with the settlement prices on that date for designated contracts included in the Commodity Index, are used to determine a CIM for each index component. This CIM is used to achieve the percentage weightings of the index components, in U.S. dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each index component will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Once the CIMs are determined, the calculation of the value of the Commodity Index is a mathematical process that reflects the performance of each index component and the rate of interest that could be earned on cash collateral invested in three-month U.S. Treasury Bills.

At present, Dow Jones Indexes disseminates the Commodity Index value approximately every 15 seconds (assuming the Commodity Index value has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m., New York City time, and publishes a daily Commodity Index value at approximately 5:00 p.m., New York City time, on each DJ-UBS Business Day on http://www.djindexes.com, on Reuters page DJUBSTR and on Bloomberg under the ticker symbol “DJUBSTR”.

Commodity Index Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Commodity Index may be adjusted in the event that UBS determines that any of the following index calculation disruption events exists:

•	the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Commodity Index on that day;

•	the settlement price of any futures contract used in the calculation of the Commodity Index reflects the maximum permitted price change from the previous day’s settlement price;

•	the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Commodity Index; or

•	with respect to any futures contract used in the calculation of the Commodity Index that trades on the LME, a DJ-UBS Business Day on which the LME is not open for trading.

Additional information on the Commodity Index is available on the following website: http://www.djindexes.com.

Historical Closing Levels of the Commodity Index

Since its inception, the Commodity Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Commodity Index during any period shown below is not an indication that the value of the Commodity Index is more or less likely to increase or decrease at any time during the term of the Commodity Index Securities. The historical levels do not give an indication of future performance of the Commodity Index. There can be no assurance that the future performance of the Commodity Index or its index components will result in holders of the Commodity Index Securities receiving a positive return on their investment.

The Commodity Index was launched on November 15, 2001. All data relating to the period prior to the launch of the Commodity Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2001. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Commodity Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Commodity Index has performed from December 31, 2001 onwards.

December 31, 1991	94.245
December 31, 1992	97.736
December 31, 1993	96.694
December 30, 1994	112.755
December 29, 1995	129.908
December 31, 1996	160.001
December 31, 1997	154.579
December 31, 1998	112.796
December 31, 1999	140.257
December 29, 2000	184.917
December 31, 2001	148.843
December 31, 2002	187.401
December 31, 2003	232.249
December 31, 2004	253.495
December 31, 2005	307.650
December 29, 2006	314.023
December 31, 2007	364.990
December 31, 2008	234.874
December 31, 2009	279.279
September 30, 2010	281.785
December 31, 2010	326.288

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

THE AGRICULTURE SUB-INDEX

The Agriculture Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for agricultural commodities as an asset class. It is composed of the futures contracts on agricultural commodities that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Agriculture Sub-Index

The Agriculture Sub-Index currently is composed of the seven exchange-traded futures contracts included in the Commodity Index that relate to agricultural commodities: coffee, corn, cotton, soybean oil, soybeans, sugar and wheat.

The target weights for 2011 for the contracts included in the Agriculture Sub-Index are as follows:

Commodity	Weighting
Soybeans	26.14%
Corn	23.22%
Wheat	15.32%
Sugar	11.06%
Coffee	7.84%
Soybean Oil	9.77%
Cotton	6.65%

Calculation and Publication of the Agriculture Sub-Index

The Agriculture Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Agriculture Sub-Index and to their respective weightings within the Agriculture Sub-Index.

At present, Dow Jones disseminates the level of the Agriculture Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on Bloomberg under the ticker symbol “DJUBAGTR”.

Historical Closing Levels of the Agriculture Sub-Index

Since its inception, the Agriculture Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Agriculture Sub-Index during any period shown below is not an indication that the value of the Agriculture Sub-Index is more or less likely to increase or decrease at any time during the term of the Agriculture Securities. The historical levels do not give an indication of future performance of the Agriculture Sub-Index. There can be no assurance that the future performance of the Agriculture Sub-Index or its index components will result in holders of the Agriculture Securities receiving a positive return on their investment.

The Agriculture Sub-Index was launched on July 7, 2005. All data relating to the period prior to the launch of the Agriculture Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2005. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Agriculture Sub-Index would have performed from December 31, 1991 to December 31, 2004 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Agriculture Sub-Index has performed from December 31, 2005 onwards.

December 31, 1991	102.665
December 31, 1992	93.956
December 31, 1993	111.159
December 30, 1994	120.360
December 29, 1995	149.251
December 31, 1996	152.354
December 31, 1997	176.881
December 31, 1998	140.753
December 31, 1999	111.838
December 29, 2000	108.975
December 31, 2001	90.102
December 31, 2002	107.342
December 31, 2003	122.268
December 31, 2004	106.556
December 31, 2005	107.711
December 29, 2006	123.064
December 31, 2007	159.846
December 31, 2008	115.94
December 31, 2009	131.843
September 30, 2010	145.130
December 31, 2010	182.595

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

THE ALUMINUM SUB-INDEX

The Aluminum Sub-Index is a single-component Sub-Index that is designed to be a benchmark for aluminum as an asset class. It is composed of the futures contract on aluminum that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Aluminum Sub-Index

The Aluminum Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Aluminum Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Aluminum Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJUBALTR”.

Historical Closing Levels of the Aluminum Sub-Index

Since its inception, the Aluminum Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Aluminum Sub-Index during any period shown below is not an indication that the value of the Aluminum Sub-Index is more or less likely to increase or decrease at any time during the term of the Aluminum Securities. The historical levels do not give an indication of future performance of the Aluminum Sub-Index. There can be no assurance that the future performance of the Aluminum Sub-Index or its index components will result in holders of the Aluminum Securities receiving a positive return on their investment.

The Aluminum Sub-Index was launched on February 1, 2006. All data relating to the period prior to the launch of the Aluminum Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Aluminum Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Aluminum Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	70.392
December 31, 1992	73.349
December 31, 1993	63.105
December 30, 1994	109.359
December 29, 1995	93.704
December 31, 1996	82.439
December 31, 1997	84.268
December 31, 1998	66.788
December 31, 1999	86.608
December 29, 2000	85.518
December 31, 2001	73.962
December 31, 2002	72.065
December 31, 2003	86.724
December 31, 2004	107.482
December 31, 2005	128.195
December 29, 2006	160.569
December 31, 2007	136.205
December 31, 2008	81.544
December 31, 2009	109.128
September 30, 2010	110.521
December 31, 2010	114.996

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

COCOA SUB-INDEX

The Cocoa Sub-Index is a single-component Sub-Index that is designed to be a benchmark for cocoa as an asset class. It is composed of the futures contract on cocoa that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

At present, cocoa is one of the four commodities eligible for inclusion but not included in the Commodity Index. The contract included in the Cocoa Sub-Index is the “Cocoa” contract traded on the New York Board of Trade, which is the contract that would be eligible for inclusion in the Commodity Index if cocoa were one of the commodities included in the Commodity Index.

Calculation and Publication of the Cocoa Sub-Index

The Cocoa Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Cocoa Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Cocoa Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJUBCCTR”.

Historical Closing Levels of the Cocoa Sub-Index

Since its inception, the Cocoa Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Cocoa Sub-Index during any period shown below is not an indication that the value of the Cocoa Sub-Index is more or less likely to increase or decrease at any time during the term of the Cocoa Securities. The historical levels do not give an indication of future performance of the Cocoa Sub-Index. There can be no assurance that the future performance of the Cocoa Sub-Index or its index components will result in holders of the Cocoa Securities receiving a positive return on their investment.

The Cocoa Sub-Index was launched on February 1, 2006. All data relating to the period prior to the launch of the Cocoa Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Cocoa Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Cocoa Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	94.327
December 31, 1992	58.334
December 31, 1993	60.265
December 30, 1994	61.020
December 29, 1995	56.802
December 31, 1996	58.242
December 31, 1997	63.419
December 31, 1998	50.644
December 31, 1999	27.509
December 29, 2000	21.418
December 31, 2001	36.916
December 31, 2002	59.108
December 31, 2003	49.689
December 31, 2004	49.748
December 31, 2005	45.985
December 29, 2006	47.333
December 31, 2007	56.804
December 31, 2008	72.162
December 31, 2009	85.540
September 30, 2010	70.991
December 31, 2010	75.718

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

COFFEE SUB-INDEX

The Coffee Sub-Index is a single-component Sub-Index that is designed to be a benchmark for coffee as an asset class. It is composed of the futures contract on coffee that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Coffee Sub-Index

The Coffee Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Coffee Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Coffee Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJUBKCTR”.

Historical Closing Levels of the Coffee Sub-Index

Since its inception, the Coffee Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Coffee Sub-Index during any period shown below is not an indication that the value of the Coffee Sub-Index is more or less likely to increase or decrease at any time during the term of the Coffee Securities. The historical levels do not give an indication of future performance of the Coffee Sub-Index. There can be no assurance that the future performance of the Coffee Sub-Index or its index components will result in holders of the Coffee Securities receiving a positive return on their investment.

The Coffee Sub-Index was launched on February 1, 2006. All data relating to the period prior to the launch of the Coffee Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Coffee Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Coffee Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	78.741
December 31, 1992	67.006
December 31, 1993	52.106
December 30, 1994	118.365
December 29, 1995	70.377
December 31, 1996	111.682
December 31, 1997	252.681
December 31, 1998	223.594
December 31, 1999	226.536
December 29, 2000	100.741
December 31, 2001	55.521
December 31, 2002	55.720
December 31, 2003	48.986
December 31, 2004	66.318
December 31, 2005	60.490
December 29, 2006	64.129
December 31, 2007	62.786
December 31, 2008	46.362
December 31, 2009	51.139
September 30, 2010	65.803
December 31, 2010	85.399

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

COPPER SUB-INDEX

The Copper Sub-Index is a single-component Sub-Index that is designed to be a benchmark for copper as an asset class. It is composed of the futures contract on copper that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Copper Sub-Index

The Copper Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Copper Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Copper Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJUBHGTR”.

Historical Closing Levels of the Copper Sub-Index

Since its inception, the Copper Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Copper Sub-Index during any period shown below is not an indication that the value of the Copper Sub-Index is more or less likely to increase or decrease at any time during the term of the Copper Securities. The historical levels do not give an indication of future performance of the Copper Sub-Index. There can be no assurance that the future performance of the Copper Sub-Index or its index components will result in holders of the Copper Securities receiving a positive return on their investment.

The Copper Sub-Index was launched on February 1, 2006. All data relating to the period prior to the launch of the Copper Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Copper Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Copper Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	93.852
December 31, 1992	102.887
December 31, 1993	81.793
December 30, 1994	145.666
December 29, 1995	157.850
December 31, 1996	158.254
December 31, 1997	143.182
December 31, 1998	123.356
December 31, 1999	155.247
December 29, 2000	153.271
December 31, 2001	118.121
December 31, 2002	122.198
December 31, 2003	178.567
December 31, 2004	257.498
December 31, 2005	415.010
December 29, 2006	631.804
December 31, 2007	688.285
December 31, 2008	323.062
December 31, 2009	742.970
September 30, 2010	791.745
December 31, 2010	962.468

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

COTTON SUB-INDEX

The Cotton Sub-Index is a single-component Sub-Index that is designed to be a benchmark for cotton as an asset class. It is composed of the futures contract on cotton that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Cotton Sub-Index

The Cotton Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Cotton Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Cotton Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJUBCTTR”.

Historical Closing Levels of the Cotton Sub-Index

Since its inception, the Cotton Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Cotton Sub-Index during any period shown below is not an indication that the value of the Cotton Sub-Index is more or less likely to increase or decrease at any time during the term of the Cotton Securities. The historical levels do not give an indication of future performance of the Cotton Sub-Index. There can be no assurance that the future performance of the Cotton Sub-Index or its index components will result in holders of the Cotton Securities receiving a positive return on their investment.

The Cotton Sub-Index was launched on February 1, 2006. All data relating to the period prior to the launch of the Cotton Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Cotton Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Cotton Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	94.976
December 31, 1992	88.700
December 31, 1993	100.423
December 30, 1994	142.241
December 29, 1995	202.343
December 31, 1996	193.905
December 31, 1997	165.050
December 31, 1998	148.593
December 31, 1999	123.310
December 29, 2000	134.921
December 31, 2001	67.353
December 31, 2002	78.345
December 31, 2003	93.981
December 31, 2004	53.229
December 31, 2005	54.108
December 29, 2006	46.221
December 31, 2007	47.217
December 31, 2008	27.020
December 31, 2009	35.161
September 30, 2010	47.368
December 31, 2010	69.675

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

ENERGY SUB-INDEX

The Energy Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for energy-related commodities as an asset class. It is composed of the futures contracts on energy-related commodities that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Energy Sub-Index

The Energy Sub-Index currently is composed of the four exchange-traded futures contracts included in the Commodity Index that relate to energy-related commodities: crude oil, heating oil, natural gas and unleaded gasoline.

The target weights for 2011 for the contracts included in the Energy Sub-Index are as follows:

Commodity	Weighting
Crude Oil	44.57%
Natural Gas	34.00%
Heating Oil	10.83%
Unleaded Gasoline	10.60%

Calculation and Publication of the Energy Sub-Index

The Energy Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Energy Sub-Index and to their respective weightings within the Energy Sub-Index.

At present, Dow Jones disseminates the level of the Energy Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on Bloomberg under the ticker symbol “DJUBENTR”.

Historical Closing Levels of the Energy Sub-Index

Since its inception, the Energy Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Energy Sub-Index during any period shown below is not an indication that the value of the Energy Sub-Index is more or less likely to increase or decrease at any time during the term of the Energy Securities. The historical levels do not give an indication of future performance of the Energy Sub-Index. There can be no assurance that the future performance of the Energy Sub-Index or its index components will result in holders of the Energy Securities receiving a positive return on their investment.

The Energy Sub-Index was launched on November 15, 2001. All data relating to the period prior to the launch of the Energy Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2001. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Energy Sub-Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Energy Sub-Index has performed from December 31, 2001 onwards.

December 31, 1991	88.767
December 31, 1992	100.648
December 31, 1993	75.850
December 30, 1994	87.814
December 29, 1995	109.188
December 31, 1996	204.849
December 31, 1997	158.488
December 31, 1998	85.458
December 31, 1999	155.294
December 29, 2000	342.212
December 31, 2001	215.135
December 31, 2002	333.642
December 31, 2003	439.460
December 31, 2004	523.493
December 31, 2005	744.210
December 29, 2006	436.062
December 31, 2007	526.268
December 31, 2008	277.168
December 31, 2009	262.465
September 30, 2010	216.296
December 31, 2010	234.779

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

GRAINS SUB-INDEX

The Grains Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for grains as an asset class. It is composed of the futures contracts on grains that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Grains Sub-Index

The Grains Sub-Index currently is composed of the three exchange-traded futures contracts included in the Commodity Index that relate to grains: corn, soybeans and wheat.

The target weights for 2011 for the contracts included in the Grains Sub-Index are as follows:

Commodity	Weighting
Soybeans	40.41%
Corn	35.90%
Wheat	23.69%

Calculation and Publication of the Grains Sub-Index

The Grains Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Grains Sub-Index and to their respective weightings within the Grains Sub-Index.

At present, Dow Jones disseminates the level of the Grains Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on Bloomberg under the ticker symbol “DJUBGRTR”.

Historical Closing Levels of the Grains Sub-Index

Since its inception, the Grains Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Grains Sub-Index during any period shown below is not an indication that the value of the Grains Sub-Index is more or less likely to increase or decrease at any time during the term of the Grains Securities. The historical levels do not give an indication of future performance of the Grains Sub-Index. There can be no assurance that the future performance of the Grains Sub-Index or its index components will result in holders of the Grains Securities receiving a positive return on their investment.

The Grains Sub-Index was launched on November 15, 2001. All data relating to the period prior to the launch of the Grains Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2001. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Grains Sub-Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Grains Sub-Index has performed from December 31, 2001 onwards.

December 31, 1991	107.489
December 31, 1992	98.296
December 31, 1993	123.665
December 30, 1994	104.503
December 29, 1995	141.546
December 31, 1996	135.392
December 31, 1997	147.845
December 31, 1998	114.389
December 31, 1999	92.413
December 29, 2000	90.890
December 31, 2001	74.585
December 31, 2002	87.244
December 31, 2003	106.209
December 31, 2004	81.057
December 31, 2005	78.368
December 29, 2006	96.872
December 31, 2007	137.627
December 31, 2008	101.406
December 31, 2009	99.736
September 30, 2010	107.231
December 31, 2010	129.936

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

INDUSTRIAL METALS SUB-INDEX

The Industrial Metals Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for industrial metals as an asset class. It is composed of the futures contracts on industrial metals that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Industrial Metals Sub-Index

The Industrial Metals Sub-Index currently is composed of the four exchange-traded futures contracts included in the Commodity Index that relate to industrial metals: aluminum, copper, nickel and zinc.

The target weights for 2011 for the contracts included in the Industrial Metals Sub-Index are as follows:

Commodity	Weighting
Copper	42.25%
Aluminum	29.16%
Zinc	15.97%
Nickel	12.61%

Calculation and Publication of the Industrial Metals Sub-Index

The Industrial Metals Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Industrial Metals Sub-Index and to their respective weightings within the Industrial Metals Sub-Index.

At present, Dow Jones disseminates the level of the Industrial Metals Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on Bloomberg under the ticker symbol “DJUBINTR”.

Historical Closing Levels of the Industrial Metals Sub-Index

Since its inception, the Industrial Metals Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Industrial Metals Sub-Index during any period shown below is not an indication that the value of the Industrial Metals Sub-Index is more or less likely to increase or decrease at any time during the term of the Industrial Metals Securities. The historical levels do not give an indication of future performance of the Industrial Metals Sub-Index. There can be no assurance that the future performance of the Industrial Metals Sub-Index or its index components will result in holders of the Industrial Metals Securities receiving a positive return on their investment.

The Industrial Metals Sub-Index was launched on November 15, 2001. All data relating to the period prior to the launch of the Industrial Metals Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2001. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Industrial Metals Sub-Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Industrial Metals Sub-Index has performed from December 31, 2001 onwards.

December 31, 1991	86.470
December 31, 1992	90.324
December 31, 1993	75.839
December 30, 1994	126.387
December 29, 1995	121.396
December 31, 1996	113.539
December 31, 1997	111.532
December 31, 1998	90.497
December 31, 1999	123.622
December 29, 2000	120.305
December 31, 2001	97.855
December 31, 2002	100.693
December 31, 2003	144.527
December 31, 2004	181.048
December 31, 2005	241.645
December 29, 2006	416.470
December 31, 2007	375.397
December 31, 2008	194.208
December 31, 2009	349.541
September 30, 2010	361.325
December 31, 2010	406.319

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

LEAD SUB-INDEX

The Lead Sub-Index is a single-component Sub-Index that is designed to be a benchmark for lead as an asset class. It is composed of the futures contract on lead that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

At present, lead is one of the four commodities eligible for inclusion but not included in the Commodity Index. The contract included in the Lead Sub-Index is the “Refined Standard Lead” contract traded on the LME, which is the contract that would be eligible for inclusion in the Commodity Index if lead were one of the commodities included in the Commodity Index.

Calculation and Publication of the Lead Sub-Index

The Lead Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Lead Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Lead Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on Bloomberg under the ticker symbol “DJUBPBTR”.

Historical Closing Levels of the Lead Sub-Index

Since its inception, the Lead Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Lead Sub-Index during any period shown below is not an indication that the value of the Lead Sub-Index is more or less likely to increase or decrease at any time during the term of the Lead Securities. The historical levels do not give an indication of future performance of the Lead Sub-Index. There can be no assurance that the future performance of the Lead Sub-Index or its index components will result in holders of the Lead Securities receiving a positive return on their investment.

The Lead Sub-Index was launched on March 7, 2008. All data relating to the period prior to the launch of the Lead Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Lead Sub-Index would have performed from December 31, 1991 to December 31, 2007 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Lead Sub-Index has performed from March 7, 2008 onwards.

December 31, 1991	85.716
December 31, 1992	67.717
December 31, 1993	66.144
December 30, 1994	86.065
December 29, 1995	91.751
December 31, 1996	100.895
December 31, 1997	82.014
December 31, 1998	71.991
December 31, 1999	77.041
December 29, 2000	71.581
December 31, 2001	76.804
December 31, 2002	61.130
December 31, 2003	101.592
December 31, 2004	166.323
December 31, 2005	200.157
December 29, 2006	337.066
December 31, 2007	567.276
December 31, 2008	222.816
December 31, 2009	519.339
September 30, 2010	471.495
December 31, 2010	525.544

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

LIVESTOCK SUB-INDEX

The Livestock Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for livestock as an asset class. It is composed of the futures contracts on livestock that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Livestock Sub-Index

The Livestock Sub-Index currently is composed of the two exchange-traded futures contracts included in the Commodity Index that relate to livestock: lean hogs and live cattle.

The target weights for 2011 for the contracts included in the Livestock Sub-Index are as follows:

Commodity	Weighting
Live Cattle	62.68%
Lean Hogs	37.32%

Calculation and Publication of the Livestock Sub-Index

The Livestock Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Livestock Sub-Index and to their respective weightings within the Livestock Sub-Index.

At present, Dow Jones disseminates the level of the Livestock Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on Bloomberg under the ticker symbol “DJUBLITR”.

Historical Closing Levels of the Livestock Sub-Index

Since its inception, the Livestock Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Livestock Sub-Index during any period shown below is not an indication that the value of the Livestock Sub-Index is more or less likely to increase or decrease at any time during the term of the Livestock Securities. The historical levels do not give an indication of future performance of the Livestock Sub-Index. There can be no assurance that the future performance of the Livestock Sub-Index or its index components will result in holders of the Livestock Securities receiving a positive return on their investment.

The Livestock Sub-Index was launched on November 15, 2001. All data relating to the period prior to the launch of the Livestock Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2001. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Livestock Sub-Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Livestock Sub-Index has performed from December 31, 2001 onwards.

December 31, 1991	101.203
December 31, 1992	127.855
December 31, 1993	138.078
December 30, 1994	124.555
December 29, 1995	130.599
December 31, 1996	151.002
December 31, 1997	142.237
December 31, 1998	101.495
December 31, 1999	116.346
December 29, 2000	126.184
December 31, 2001	125.452
December 31, 2002	111.108
December 31, 2003	106.760
December 31, 2004	135.694
December 31, 2005	135.341
December 29, 2006	127.058
December 31, 2007	113.498
December 31, 2008	81.259
December 31, 2009	69.014
September 30, 2010	74.032
December 31, 2010	75.413

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

NATURAL GAS SUB-INDEX

The Natural Gas Sub-Index is a single-component Sub-Index that is designed to be a benchmark for natural gas as an asset class. It is composed of the futures contract on natural gas that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. Please refer to the section titled “Temporary Suspension of Further Issuances of iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETNs and Temporary Suspension of Further Sales and Issuances of iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETNs” for more information on the temporary suspension of further issuances of the Natural Gas Securities.

Calculation and Publication of the Natural Gas Sub-Index

The Natural Gas Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Natural Gas Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Natural Gas Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJUBNGTR”.

Historical Closing Levels of the Natural Gas Sub-Index

Since its inception, the Natural Gas Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Natural Gas Sub-Index during any period shown below is not an indication that the value of the Natural Gas Sub-Index is more or less likely to increase or decrease at any time during the term of the Natural Gas Securities. The historical levels do not give an indication of future performance of the Natural Gas Sub-Index. There can be no assurance that the future performance of the Natural Gas Sub-Index or its index components will result in holders of the Natural Gas Securities receiving a positive return on their investment.

The Natural Gas Sub-Index was launched on February 1, 2006. All data relating to the period prior to the launch of the Natural Gas Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Natural Gas Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Natural Gas Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	69.376
December 31, 1992	106.788
December 31, 1993	116.684
December 30, 1994	78.231
December 29, 1995	81.730
December 31, 1996	126.078
December 31, 1997	116.435
December 31, 1998	69.198
December 31, 1999	71.611
December 29, 2000	321.190
December 31, 2001	70.380
December 31, 2002	98.186
December 31, 2003	125.137
December 31, 2004	93.294
December 31, 2005	147.224
December 29, 2006	43.043
December 31, 2007	34.736
December 31, 2008	21.851
December 31, 2009	10.586
September 30, 2010	6.434
December 31, 2010	6.289

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

NICKEL SUB-INDEX

The Nickel Sub-Index is a single-component Sub-Index that is designed to be a benchmark for nickel as an asset class. It is composed of the futures contract on nickel that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Nickel Sub-Index

The Nickel Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Nickel Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Nickel Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJUBNITR”.

Historical Closing Levels of the Nickel Sub-Index

Since its inception, the Nickel Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nickel Sub-Index during any period shown below is not an indication that the value of the Nickel Sub-Index is more or less likely to increase or decrease at any time during the term of the Nickel Securities. The historical levels do not give an indication of future performance of the Nickel Sub-Index. There can be no assurance that the future performance of the Nickel Sub-Index or its index components will result in holders of the Nickel Securities receiving a positive return on their investment.

The Nickel Sub-Index was launched on February 1, 2006. All data relating to the period prior to the launch of the Nickel Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Nickel Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Nickel Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	90.748
December 31, 1992	74.436
December 31, 1993	65.116
December 30, 1994	108.756
December 29, 1995	96.199
December 31, 1996	77.880
December 31, 1997	72.706
December 31, 1998	48.462
December 31, 1999	101.943
December 29, 2000	99.047
December 31, 2001	89.010
December 31, 2002	117.759
December 31, 2003	280.755
December 31, 2004	268.788
December 31, 2005	255.078
December 29, 2006	714.957
December 31, 2007	621.979
December 31, 2008	272.542
December 31, 2009	422.125
September 30, 2010	528.645
December 31, 2010	558.007

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PLATINUM SUB-INDEX

The Platinum Sub-Index is a single-component Sub-Index that is designed to be a benchmark for platinum as an asset class. It is composed of the futures contract on platinum that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

At present, platinum is one of the four commodities eligible for inclusion but not included in the Commodity Index. The contract included in the Platinum Sub-Index is the “Platinum” contract traded on the New York Mercantile Exchange, which is the contract that would be eligible for inclusion in the Commodity Index if platinum were one of the commodities included in the Commodity Index.

Please refer to the section titled “Temporary Suspension of Further Issuances of iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETNs and Temporary Suspension of Further Sales and Issuances of iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETNs” for more information on the temporary suspension of further sales from inventory and issuances of the Platinum Securities.

Calculation and Publication of the Platinum Sub-Index

The Platinum Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Platinum Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Platinum Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on Bloomberg under the ticker symbol “DJUBPLTR”.

Historical Closing Levels of the Platinum Sub-Index

Since its inception, the Platinum Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Platinum Sub-Index during any period shown below is not an indication that the value of the Platinum Sub-Index is more or less likely to increase or decrease at any time during the term of the Platinum Securities. The historical levels do not give an indication of future performance of the Platinum Sub-Index. There can be no assurance that the future performance of the Platinum Sub-Index or its index components will result in holders of the Platinum Securities receiving a positive return on their investment.

The Platinum Sub-Index was launched on March 7, 2008. All data relating to the period prior to the launch of the Platinum Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Platinum Sub-Index would have performed from December 31, 1991 to December 31, 2007 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Platinum Sub-Index has performed from March 7, 2008 onwards.

December 31, 1991	79.211
December 31, 1992	85.599
December 31, 1993	99.317
December 30, 1994	106.351
December 29, 1995	106.224
December 31, 1996	101.439
December 31, 1997	106.799
December 31, 1998	112.277
December 31, 1999	140.490
December 29, 2000	238.084
December 31, 2001	206.344
December 31, 2002	271.644
December 31, 2003	397.291
December 31, 2004	444.141
December 31, 2005	522.497
December 29, 2006	619.368
December 31, 2007	841.008
December 31, 2008	519.555
December 31, 2009	800.327
September 30, 2010	893.457
December 31, 2010	955.178

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PRECIOUS METALS SUB-INDEX

The Precious Metals Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for precious metals as an asset class. It is composed of the futures contracts on precious metals that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Precious Metals Sub-Index

The Precious Metals Sub-Index currently is composed of the two exchange-traded futures contracts included in the Commodity Index that relate to precious metals: gold and silver.

The target weights for 2011 for the contracts included in the Precious Metals Sub-Index are as follows:

Commodity	Weighting
Gold	76.06%
Silver	23.94%

Calculation and Publication of the Precious Metals Sub-Index

The Precious Metals Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Precious Metals Sub-Index and to their respective weightings within the Precious Metals Sub-Index.

At present, Dow Jones disseminates the level of the Precious Metals Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on Bloomberg under the ticker symbol “DJUBPRTR”.

Historical Closing Levels of the Precious Metals Sub-Index

Since its inception, the Precious Metals Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Precious Metals Sub-Index during any period shown below is not an indication that the value of the Precious Metals Sub-Index is more or less likely to increase or decrease at any time during the term of the Precious Metals Securities. The historical levels do not give an indication of future performance of the Precious Metals Sub-Index. There can be no assurance that the future performance of the Precious Metals Sub-Index or its index components will result in holders of the Precious Metals Securities receiving a positive return on their investment.

The Precious Metals Sub-Index was launched on November 15, 2001. All data relating to the period prior to the launch of the Precious Metals Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 2001. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Precious Metals Sub-Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Precious Metals Sub-Index has performed from December 31, 2001 onwards.

December 31, 1991	91.645
December 31, 1992	86.197
December 31, 1993	106.795
December 30, 1994	103.442
December 29, 1995	106.513
December 31, 1996	101.332
December 31, 1997	93.883
December 31, 1998	90.647
December 31, 1999	94.139
December 29, 2000	86.830
December 31, 2001	87.910
December 31, 2002	104.488
December 31, 2003	125.684
December 31, 2004	134.989
December 31, 2005	162.583
December 29, 2006	206.666
December 31, 2007	260.306
December 31, 2008	249.749
December 31, 2009	322.681
September 30, 2010	392.263
December 31, 2010	460.320

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SOFTS SUB-INDEX

The Softs Sub-Index is a multiple-component Sub-Index that is designed to be a benchmark for soft commodities as an asset class. It is composed of the futures contracts on soft commodities that are included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Softs Sub-Index

The Softs Sub-Index currently is composed of the three exchange-traded futures contracts included in the Commodity Index that relate to soft commodities: coffee, cotton and sugar.

The target weights for 2011 for the contracts included in the Softs Sub-Index are as follows:

Commodity	Weighting
Sugar	43.30%
Coffee	30.67%
Cotton	26.04%

Calculation and Publication of the Softs Sub-Index

The Softs Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contracts included in the Softs Sub-Index and to their respective weightings within the Softs Sub-Index.

At present, Dow Jones disseminates the level of the Softs Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on Bloomberg under the ticker symbol “DJUBSOTR”.

Historical Closing Levels of the Softs Sub-Index

Since its inception, the Softs Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Softs Sub-Index during any period shown below is not an indication that the value of the Softs Sub-Index is more or less likely to increase or decrease at any time during the term of the Softs Securities. The historical levels do not give an indication of future performance of the Softs Sub-Index. There can be no assurance that the future performance of the Softs Sub-Index or its index components will result in holders of the Softs Securities receiving a positive return on their investment.

The Softs Sub-Index was launched on November 15, 2001. All data relating to the period prior to the launch of the Softs Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 1998. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Softs Sub-Index would have performed from December 31, 1991 to December 29, 2000 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Softs Sub-Index has performed from December 31, 2001 onwards.

December 31, 1991	95.408
December 31, 1992	82.248
December 31, 1993	84.495
December 30, 1994	130.755
December 29, 1995	129.052
December 31, 1996	153.343
December 31, 1997	204.213
December 31, 1998	166.665
December 31, 1999	133.983
December 29, 2000	130.453
December 31, 2001	105.968
December 31, 2002	127.912
December 31, 2003	123.838
December 31, 2004	126.890
December 31, 2005	140.339
December 29, 2006	123.540
December 31, 2007	119.273
December 31, 2008	85.358
December 31, 2009	123.124
September 30, 2010	143.100
December 31, 2010	196.873

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SUGAR SUB-INDEX

The Sugar Sub-Index is a single-component Sub-Index that is designed to be a benchmark for sugar as an asset class. It is composed of the futures contract on sugar that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Calculation and Publication of the Sugar Sub-Index

The Sugar Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Sugar Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Sugar Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on its website, http://www.djindexes.com, and on Bloomberg under the ticker symbol “DJUBSBTR”.

Historical Closing Levels of the Sugar Sub-Index

Since its inception, the Sugar Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Sugar Sub-Index during any period shown below is not an indication that the value of the Sugar Sub-Index is more or less likely to increase or decrease at any time during the term of the Sugar Securities. The historical levels do not give an indication of future performance of the Sugar Sub-Index. There can be no assurance that the future performance of the Sugar Sub-Index or its index components will result in holders of the Sugar Securities receiving a positive return on their investment.

The Sugar Sub-Index was launched on February 1, 2006. All data relating to the period prior to the launch of the Sugar Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Sugar Sub-Index would have performed from December 31, 1991 to December 31, 2005 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Sugar Sub-Index has performed from December 29, 2006 onwards.

December 31, 1991	116.775
December 31, 1992	127.696
December 31, 1993	141.670
December 30, 1994	193.099
December 29, 1995	209.616
December 31, 1996	250.997
December 31, 1997	289.693
December 31, 1998	183.941
December 31, 1999	146.428
December 29, 2000	253.801
December 31, 2001	215.207
December 31, 2002	289.917
December 31, 2003	232.452
December 31, 2004	288.680
December 31, 2005	430.708
December 29, 2006	321.010
December 31, 2007	286.516
December 31, 2008	229.426
December 31, 2009	427.334
September 30, 2010	387.101
December 31, 2010	529.731

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

TIN SUB-INDEX

The Tin Sub-Index is a single-component Sub-Index that is designed to be a benchmark for tin as an asset class. It is composed of the futures contract on tin that is included or eligible to be included in the Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in that contract plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

At present, tin is one of the four commodities eligible for inclusion but not included in the Commodity Index. The contract included in the Tin Sub-Index is the “Refined Tin” contract traded on the LME, which is the contract that would be eligible for inclusion in the Commodity Index if tin were one of the commodities included in the Commodity Index.

Calculation and Publication of the Tin Sub-Index

The Tin Sub-Index is calculated using the same methodology as the Commodity Index but with reference only to the contract included in the Tin Sub-Index (which, for purposes of the calculation, has a weighting of 100%).

At present, Dow Jones disseminates the level of the Tin Sub-Index approximately every 15 seconds (assuming the level has changed within such 15-second interval) from 8:00 a.m. to 3:30 p.m. New York City time and publishes a daily Index value at approximately 5:00 p.m. New York City time on each DJ-UBS Business Day on Bloomberg under the ticker symbol “DJUBSNTR”.

Historical Closing Levels of the Tin Sub-Index

Since its inception, the Tin Sub-Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Tin Sub-Index during any period shown below is not an indication that the value of the Tin Sub-Index is more or less likely to increase or decrease at any time during the term of the Tin Securities. The historical levels do not give an indication of future performance of the Tin Sub-Index. There can be no assurance that the future performance of the Tin Sub-Index or its index components will result in holders of the Tin Securities receiving a positive return on their investment.

The Tin Sub-Index was launched on March 7, 2008. All data relating to the period prior to the launch of the Tin Sub-Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the weightings in effect in the Commodity Index. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table illustrates:

(i)	on a hypothetical basis, how the Tin Sub-Index would have performed from December 31, 1991 to December 31, 2007 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Tin Sub-Index has performed from March 7, 2008 onwards.

December 31, 1991	99.702
December 31, 1992	104.499
December 31, 1993	86.922
December 30, 1994	109.651
December 29, 1995	120.127
December 31, 1996	114.318
December 31, 1997	109.359
December 31, 1998	116.331
December 31, 1999	143.638
December 29, 2000	125.872
December 31, 2001	95.203
December 31, 2002	103.768
December 31, 2003	160.283
December 31, 2004	206.970
December 31, 2005	187.208
December 29, 2006	348.100
December 31, 2007	519.023
December 31, 2008	346.38
December 31, 2009	584.663
September 30, 2010	832.651
December 31, 2010	924.939

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

LICENSE AGREEMENTS

According to publicly available information, as of March 18, 2010, CME Group Inc. (Nasdaq: CME) and Dow Jones & Company, Inc. announced the launch of a new joint venture company, CME Group Index Services LLC (“CME Indexes”). CME Group Inc. has a 90% ownership interest and Dow Jones & Company, Inc. has a 10% ownership interest in CME Indexes. More information relating to the joint venture will be available publicly at a later date.

Dow Jones & Company, Inc., UBS, and Barclays Bank PLC have entered into a non-exclusive license agreement providing for the license to Barclays Bank PLC, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use each of the Indices. The rights and obligations of Dow Jones & Company, Inc. under the non-exclusive license agreement have been assigned to CME Indexes.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Indexes, and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes,” “UBS,” “Dow Jones-UBS Commodity IndexSM,” “DJ-UBSCISM,” “Dow Jones-UBS Commodity Index Total ReturnSM” “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sublicensed for use for certain purposes by Barclays Bank PLC.

The Securities are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to Barclays Bank PLC is the licensing of certain trademarks, trade names and service marks and of DJ-UBSCISM and the Indices, which are determined, composed and calculated by Dow Jones Indexes in conjunction with UBS Securities without regard to Barclays Bank PLC or the Securities, Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of Barclays Bank PLC or the owners of the Securities into consideration in determining, composing or calculating DJ-UBSCISM and the Indices. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Securities customers, in connection with the administration, marketing or trading of the Securities. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by Barclays Bank PLC, but which may be similar to and competitive with the Securities. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the

Dow Jones-UBS Commodity IndexSM, the Dow Jones-UBS Commodity Index Total ReturnSM and the Indices), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and the Indices and the Securities.

This pricing supplement relates only to the Securities and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-UBS Commodity IndexSM components and the components of the Indices. Purchasers of the Securities should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity IndexSM or in the Indices is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in the pricing supplement regarding the Dow Jones-UBS Commodity IndexSM components and the components of the Indices has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity IndexSM components and the components of the Indices in connection with the Securities. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity IndexSM components and the components of the Indices, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM, THE INDICES OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM, THE INDICES OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM, THE INDICES OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND BARCLAYS BANK PLC, OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

VALUATION OF THE SECURITIES

The market value of each series of Securities will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index underlying the Securities on any day will affect the market value of the Securities more than any other factors. Other factors that may influence the market value of a series of Securities include, but are not limited to, supply and demand for the series of Securities, the volatility of the Index underlying the Securities, the market price of the index components included in that Index, the Treasury Bill rate of interest, the volatility of commodities prices, economic, financial, political, regulatory, or judicial events that affect the value of the Index underlying the Securities or the market price of the index components included in that Index, the general interest rate environment, as well as the perceived creditworthiness of Barclays Bank PLC. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the Securities prior to maturity.

Indicative Value

We or an affiliate expect to calculate and publish the closing “indicative value” of each series of Securities on each trading day at www.iPathETN.com. In connection with any series of Securities, we use the term “indicative value” to refer to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Security X (Current Index Level / Initial Index Level) - Current Investor Fee

where:

Principal Amount per Security = $50;

Current Index Level = The most recent published level of the Index underlying the Securities as reported by the UBS;

Initial Index Level = The level of that Index on the inception date; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to the Securities, determined as described in this pricing supplement (which, during any trading day, will be the investor fee determined on the preceding calendar day).

Additionally, an “intraday” indicative value meant to approximate the intrinsic economic value of each series of Securities will be calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association. The ticker symbols for the intraday indicative value of each series of Securities are as follows:

•	Commodity Index Securities: DJP.IV

•	Agriculture Securities: JJA.IV

•	Aluminum Securities: JJU.IV

•	Cocoa Securities: NIB.IV

•	Coffee Securities: JO.IV

•	Copper Securities: JJC.IV

•	Cotton Securities: BAL.IV

•	Energy Securities: JJE.IV

•	Grains Securities: JJG.IV

•	Industrial Metals Securities: JJM.IV

•	Lead Securities: LD.IV

•	Livestock Securities: COW.IV

•	Natural Gas Securities: GAZ.IV

•	Nickel Securities: JJN.IV

•	Platinum Securities: PGM.IV

•	Precious Metals Securities: JJP.IV

•	Softs Securities: JJS.IV

•	Sugar Securities: SGG.IV

•	Tin Securities: JJT.IV

For purposes of calculating this intraday indicative value, Bloomberg L.P. or a successor will use appropriate market data (for example, an average of live exchange rate from major financial institutions and market participants) available during the day to approximate the relevant Index. Bloomberg L.P. is not affiliated with Barclays Bank PLC and does not approve, endorse, review or recommend Barclays Bank PLC or any series of the Securities.

The intraday indicative value will be derived from sources deemed reliable, but Bloomberg L.P. and its suppliers do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with any series of Securities. Bloomberg L.P. makes no warranty, express or implied, as to results to be obtained by Barclays Bank PLC, Barclays Bank PLC’s customers, holders of the Securities, or any other person or entity from the use of the indicative value or any data included therein. Bloomberg L.P. makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the indicative value or any data included therein.

Bloomberg L.P., its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of Bloomberg L.P., its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the intraday indicative value or any series of the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. Bloomberg L.P. shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the “intraday” indicative value, from whatever cause. Bloomberg L.P. is not responsible for the selection of or use of any Index or any series of the Securities, the accuracy and adequacy of any Index or information used by Barclays Bank PLC and the resultant output thereof.

The intraday indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your Securities, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published Index levels from Dow Jones and UBS may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative value for a series of Securities. Index levels provided by Dow Jones and UBS will not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of any series of Securities may be different from their intraday indicative value.

As discussed in “Specific Terms of the Securities—Payment Upon Redemption”, you may, subject to certain restrictions, choose to redeem your Securities on any redemption date during the term of the Securities. If you redeem your Securities on a particular redemption date, you will receive a cash payment in U.S. dollars on such date in an amount equal to the daily redemption value, which is (1) the principal amount of your Securities times (2) the index factor for that series of Securities on the relevant valuation date minus (3) the investor fee for that series of Securities on the applicable valuation date. You must redeem at least 50,000 Securities of the same series at one time in order to exercise your right to redeem your Securities on any redemption date. The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in Securities registered in street name or in Securities issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Each series of Securities is part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York Mellon, as trustee, from time to time. This pricing supplement summarizes specific financial and other terms that apply to each series of Securities. Terms that apply generally to all medium-term notes are described in “Description of Medium-Term Notes” and “Terms of the Notes” in the accompanying prospectus supplement, and terms that apply generally to all index-linked notes are described in “Reference Assets—Indices” in the accompanying prospectus supplement. The terms described here (i.e., in this pricing supplement) supplement those described in the accompanying prospectus, prospectus supplement and any related free writing prospectuses and, if the terms described here are inconsistent with those described in those documents, the terms described here are controlling.

Please note that the information about the price to the public and the proceeds to Barclays Bank PLC on the front cover of this pricing supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of each series of Securities in more detail below.

Inception, Issuance and Maturity

The Commodity Index Securities were each first sold on June 6, 2006, which we refer to as their inception date. Each series of Securities was first issued on June 9, 2006, and they are due on June 12, 2036.

The second-group Securities were each first sold on October 23, 2007, which we refer to as their inception date. Each of these series of Securities was first issued on October 26, 2007, and each is due on October 22, 2037.

The third-group Securities were each first sold on June 24, 2008, which we refer to as their inception date. Each of these series of Securities was first issued on June 27, 2008, and each will be due on June 24, 2038.

If the maturity date for a series of Securities is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date (as described below), then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date—and therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “—Market Disruption Event” below.

In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.

Coupon

We will not pay you interest during the term of the Securities.

Denomination

We will offer the Securities in denominations of $50.

Payment at Maturity

If you have not previously redeemed your Securities, you will receive a cash payment in U.S. dollars at maturity in an amount equal to (1) the principal amount of your Securities times (2) the applicable index factor on the final valuation date minus (3) the applicable investor fee on the final valuation date.

Payment Upon Redemption

Prior to maturity, you may, subject to certain restrictions, redeem your Securities on any redemption date during the term of the Securities, provided that you present at least 50,000 Securities of the same series for redemption, or your broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles your Securities for redemption with those of other investors to reach this minimum. If you choose to redeem your Securities on a redemption date, you will receive a cash payment in U.S. dollars on such date in an amount equal to the daily redemption value, which is (1) the principal amount of your Securities times (2) the applicable index factor on the applicable valuation date minus (3) the applicable investor fee on the applicable valuation date. You must redeem at least 50,000 Securities of the same series at one time in order to exercise your right to redeem your Securities on any redemption date. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of Securities at the time the reduction becomes effective.

In the event that payment upon redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.

Index Factor

The index factor for a series of Securities on any given day will be equal to the closing value of the Index underlying those Securities on that day divided by the initial index level. The initial index level for a series of Securities is the closing value of the Index underlying those Securities on the inception date of those Securities.

Investor Fee

The investor fee for a series of Securities is equal to 0.75% per year times the principal amount of your Securities times the applicable index factor, calculated on a daily basis in the following manner. The investor fee on the inception date of the Securities will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to (1) 0.75% times (2) the principal amount of your Securities times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.

Valuation Date

In the case of the Commodity Index Securities, a valuation date is each business day from June 15, 2006 to June 5, 2036, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, June 5, 2036, as the final valuation date for the Commodity Index Securities.

In the case of the second-group Securities, a valuation date is each business day from October 24, 2007 to October 15, 2037, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, October 15, 2037, as the final valuation date for these series of Securities.

In the case of the third-group Securities, a valuation date is each business day from June 25, 2008 to June 17, 2038, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to June 17, 2038, as the final valuation date for these series of Securities.

Redemption Date

A redemption date is the third business day following a valuation date (other than the final valuation date). The final redemption date for each series of Securities will be the third business day following the valuation date that is immediately prior to the final valuation date for that series of Securities.

Trading Day

A trading day with respect to any series of Securities is a day on which (i) the value of the Index to which the Securities are linked is published by UBS and Dow Jones Indexes, (ii) trading is generally conducted on the NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the respective Index are traded, in each case as determined by the calculation agent in its sole discretion.

Redemption Procedures

You may, subject to the minimum redemption amount described above, elect to redeem your Securities on any redemption date. To redeem your Securities, you must instruct your broker or other person with whom you hold your Securities to take the following steps:

•

deliver a notice of redemption, which is attached as Annex A, to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption, which is attached as Annex B;

•

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•

instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the valuation date at a price equal to the applicable daily redemption value, facing Barclays Capital DTC 5101; and

•

cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the Securities in respect of such deadlines. If we do not receive your notice of redemption by 4:00 p.m., or your confirmation of redemption by 5:00 p.m., on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your Securities on the applicable redemption date. Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

Market Disruption Event

As set forth under “—Payment at Maturity” and “—Payment Upon Redemption” above, the calculation agent will determine the value of the relevant Index on each valuation date, including the final valuation date. As described above, a valuation date for any series of Securities may be postponed and thus the determination of the value of the relevant Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of any index component. If such a postponement occurs, the index components unaffected by the market disruption event shall be determined on the scheduled valuation date and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date for a series of Securities be postponed by more than five trading days.

If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the relevant Index for such day.

Any of the following will be a market disruption event:

•

a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•

the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•

failure by UBS and Dow Jones to publish the closing value of the relevant Index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more index components; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this pricing supplement.

The following events will not be market disruption events:

•

a limitation on the hours or numbers of days of trading on a trading facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any index component.

Default Amount on Acceleration

If an event of default occurs and the maturity of a series of Securities is accelerated, we will pay the default amount in respect of the principal of that series of Securities at maturity. We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which each series of Securities is a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each Security outstanding as the principal amount of that Security. Although the terms of the Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitations of Remedies”.

Default Amount

The default amount for a series of Securities on any day will be an amount, determined by the calculation agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to that series of Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to such Securities. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of such Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for a series of Securities, which we describe below, the holders of such Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the series of Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Further Issuances

We may, without your consent, create and issue additional securities having the same terms and conditions as any series of Securities. If there is substantial demand for a series of Securities, we may issue additional Securities frequently. We may consolidate the additional securities to form a single class with the outstanding Securities.

Discontinuance or Modification of an Index

If UBS and Dow Jones Indexes discontinue publication of an Index and they or any other person or entity publishes an index that the calculation agent determines is comparable to the discontinued Index and approves as a successor index, then the calculation agent will determine the value of the relevant Index on the applicable valuation date and the amount payable at maturity or upon redemption by reference to such successor index.

If the calculation agent determines that the publication of an Index is discontinued and that there is no successor index, or that the closing level of an Index is not available because of a market disruption event or for any other reason, on the date on which the value of that Index is required to be determined, or if for any other reason an Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the relevant Index.

If the calculation agent determines that an Index, the index components of an Index or the method of calculating an Index has been changed at any time in any respect—Including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by UBS and Dow Jones Indexes under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason—then the calculation agent will be permitted (but not required) to make such adjustments to that Index or method of calculating that Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the value of an Index and the amount payable at maturity or upon redemption or otherwise relating to the value of an Index may be made in the calculation agent’s sole discretion. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of a series of Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to a series of Securities, we mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.

Role of Calculation Agent

Currently, we serve as the calculation agent. We may change the calculation agent without notice. The calculation agent will, in its sole discretion, make all determinations regarding the value of each series of Securities, including at maturity or upon redemption, market disruption events, business days, trading days, the investor fee, the default amount, the initial index level, the final index level, the closing value of the Index on any valuation date, the maturity date, redemption dates, the amount payable in respect of your Securities at maturity or upon redemption and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

DTC participants that hold Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of Securities for the purposes we describe in the attached prospectus supplement under “Use of Proceeds and Hedging”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of a series of Securities, we or our affiliates expect to enter into hedging transactions involving purchases of instruments linked to the Index underlying those Securities prior to or on the inception date. In addition, from time to time after we issue a series of Securities, we or our affiliates may enter into additional hedging transactions or unwind those hedging transactions we have entered into. In this regard, we or our affiliates may:

•

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the index components (including the underlying physical commodities) or Indices;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices, contracts or commodities; or

•	any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to a series of Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge positions on or before a final valuation date. That step may involve sales or purchases of listed or over-the-counter options or futures on index components (including the underlying physical commodities) or listed or over-the-counter options, futures, or other instruments linked to the level of index components or the Indices, as well as other indices designed to track the performance of the Indices or other components of the commodities market.

The hedging activity discussed above may adversely affect the level of an Index and, as a consequence, the market value of the Securities linked to that Index from time to time and the amount payable at maturity or upon redemption. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement. The following section is the opinion of Sullivan & Cromwell LLP, counsel to Barclays Bank PLC. It applies to you only if you are a U.S. holder (as defined below) and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a regulated investment company;

•	a partnership or other pass-through entity;

•	a person that owns a Security as a hedge or that is hedged against interest rate risks;

•	a person that owns a Security as part of a straddle or conversion transaction for tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the Securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

This section describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, each series of Securities should be treated as a pre-paid executory contract with respect to the Index underlying those Securities. The terms of each series of Securities require you and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat such Securities for all U.S. federal income tax purposes in accordance with such characterization. If the Securities are so treated, you should generally recognize capital gain or loss upon the sale, early redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for your Securities. Capital gain of a noncorporate U.S. holder that is recognized in a taxable year beginning before January 1, 2013 is generally taxed at a maximum rate of 15% in cases where the holder has a holding period of greater than one year. Thereafter, capital gain of a noncorporate U.S. holder is generally taxed at preferential rates in cases where the holder has a holding period of greater than one year.

No statutory, judicial or administrative authority directly discusses how your Securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your Securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments

There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore other treatments would also be possible and the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, it would be possible to treat your Securities, and the Internal Revenue Service might assert that your Securities should be treated, as debt instruments subject to the special tax rules governing contingent debt instruments. If your Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, early redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If your Securities are treated as contingent debt instruments and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus supplement but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Moreover, it is possible that the Internal Revenue Service could seek to tax your Securities by reference to your deemed ownership of the underlying assets. In such a case, it is possible that Section 1256 of the Internal Revenue Code could apply to your Securities, meaning that gain or loss recognized with respect to the futures contracts represented in the Index underlying your Securities could be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark at least a portion of your Securities to market at the end of each year (i.e., recognize gain or loss as if your Securities or the relevant portion of your Securities had been sold for fair market value). Under this alternative treatment, you could also be required to accrue ordinary interest income in respect of the notional interest component of your Securities on a current basis.

Even if you are not treated as owning the underlying components of the your Securities, it is possible that you would be required to (i) include the notional interest component of your Securities in ordinary income either upon the sale, early redemption or maturity of the Securities or over the term of the Securities even though you will not receive any payments from us until redemption or maturity of your Securities, and (ii) recognize gain or loss, at least a portion of which could be short-term capital gain or loss, each time a contract that is tracked by the Index underlying your Securities rolls. In addition, it is possible that the Internal Revenue Service could assert that any gain or loss that you recognize upon early redemption or maturity of your Securities should be treated as ordinary gain or loss, or that you should be required to accrue interest over the term of your Securities.

If your Securities are linked to an Index that includes a metal (including both precious metals and industrial metals), it is also possible that the Internal Revenue Service could assert that part or all of your Securities should be treated as giving rise to “collectibles” gain or loss if you hold your Securities for more than one year, although we do not think such a treatment would be appropriate in this case because a sale or exchange of such Securities is not the sale or exchange of a collectible but is rather a sale or exchange of a contract that reflects the value of a collectible. Under current law, “collectibles” gain is subject to tax at marginal rates of up to 28%.

Further, it is possible that the Internal Revenue Service could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon the early redemption or maturity of your Securities is determined, even though you will not receive any amounts from the issuer in respect of your Securities prior to the early redemption or maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities that is less than one year even if you receive cash upon the early redemption or maturity of your Securities at a time that is more than one year after the beginning of your holding period.

In addition, the Internal Revenue Service could potentially assert that you should be required to treat amounts attributable to the investor fee as amounts of expense. The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Securities.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of instruments such as the Securities should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, Barclays Bank PLC intends to treat the Securities for U.S. federal income tax purposes in accordance with the treatment described in this section unless and until such time as the Internal Revenue Service and Treasury Department determine that some other treatment is more appropriate. Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the Securities after the bill was enacted to accrue interest income on a current basis. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Recently Enacted Legislation

Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Securities), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Securities.

Information Reporting and Backup Withholding

Please see the discussion under “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your Securities.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We sold a portion of the Securities on their respective inception dates, at 100% of their stated principal amount. The remainder of the Securities will be offered and sold from time to time through Barclays Capital Inc., as agent. Sales of the Securities by us after their inception date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public. Barclays Capital Inc. will not receive an agent’s commission in connection with sales of the Securities.

In connection with this offering, we will sell Securities to dealers as principal, and such dealers may then resell Securities to the public at varying prices that the dealers will determine at the time of resale. In addition, such dealers may make a market in Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying prospectus and prospectus supplement) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the relevant Securities, or they may sell a Security covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Among other activities, broker-dealers and other persons may make short sales of Securities and may cover such short positions by borrowing Securities from us or our affiliates or by purchasing Securities from us or our affiliates subject to our obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

Barclays Bank PLC and Barclays Capital Inc. have retained the services of BlackRock Fund Distribution Company a member of the Financial Industry Regulatory Authority, Inc., to promote the Securities and provide certain services relating to the Securities. BlackRock Fund Distribution Company may receive a portion of the investor fee in connection with these services. Underwriting compensation will not exceed a total of 8% of proceeds. In connection with the completion of the sale of the Barclays Global Investors business (“BGI business”) to BlackRock, Inc. (“BlackRock”), BlackRock Fund Distribution Company (formerly named Barclays Global Investors Fund Distribution Company) was transferred as part of the BGI business to BlackRock on December 1, 2009 and is now an indirect wholly-owned subsidiary of BlackRock. While Barclays Bank PLC has an ownership interest in BlackRock and representation on its board of directors, BlackRock is independent in ownership and governance, with no single majority stockholder and a majority of independent directors.

Conflict of Interest

Barclays Bank PLC owned 4.9% of BlackRock’s outstanding voting shares and 19.8% of the total capital stock of BlackRock outstanding immediately following the completion of the sale of the BGI business to BlackRock. As a result of this ownership interest by Barclays Bank PLC in BlackRock, BlackRock Fund Distribution Company is deemed to have a conflict of interest within the meaning of NASD Rule 2720, as administered by FINRA, in relation to this offering of Securities. Consequently, the offering of Securities is being conducted in compliance with the provisions of Rule 2720 (or any successor rule thereto). Under its agreement with Barclays Bank PLC to provide certain promotional services in respect of the Securities as described above, BlackRock Fund Distribution Company may not act as a distributor of the Securities or as an underwriter, broker or dealer in connection with the Securities (except in trades in the secondary market in the ordinary course of business not related to the services provided to Barclays Bank PLC as described above), and accordingly BlackRock Fund Distribution Company is not selling the Securities in this offering to any party or account, including to any discretionary account. For more information regarding the conflict of interest of Barclays Capital Inc. in relation to this offering, see “Plan of Distribution—Conflict of Interest” in the accompanying prospectus supplement.

ANNEX A

NOTICE OF REDEMPTION

To: [ipathredemptions@barclayscapital.com]

Subject: iPath® Notice of Redemption, CUSIP No. [                    ]

[BODY OF EMAIL]

Name of holder: [                    ]

Number of Securities to be redeemed: [                    ]

Applicable Valuation Date: [            ], 20[    ]

Contact Name: [                    ]

Telephone #: [                    ]

Acknowledgement: I acknowledge that the Securities specified above will not be redeemed unless all of the requirements specified in the pricing supplement relating to the Securities are satisfied.

A-1

ANNEX B

CONFIRMATION OF REDEMPTION

Dated:

Barclays Bank PLC

Barclays Bank PLC, as Calculation Agent

Fax: 212-412-1232

Dear Sirs:

The undersigned holder of Barclays Bank PLC’s $[insert aggregate principal amount] Global Medium-Term Notes, Series A, iPath® Exchange Traded Notes due [insert maturity date] CUSIP No. [insert CUSIP No.] (the “Securities”), redeemable for a cash amount based on the [insert name of relevant Index] hereby irrevocably elects to exercise, on the redemption date of             , with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the Securities (specified below) to book a delivery vs. payment trade on the valuation date with respect to the number of Securities specified below at a price per Security equal to the applicable daily redemption value, facing Barclays Capital DTC 5101 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

(You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any redemption date.)

B-1

BARCLAYS BANK PLC

$3,500,000,000 iPath® Dow Jones—UBS Commodity Index Total ReturnSM ETN

$325,000,000 iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN

$125,000,000 iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN

$50,000,000 iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN

$50,000,000 iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN

$325,000,000 iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN

$150,000,000 iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN

$250,000,000 iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN

$362,500,000 iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN

$250,000,000 iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN

$125,000,000 iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN

$450,000,000 iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN

$767,500,000 iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN

$250,000,000 iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN

$175,000,000 iPath® Dow Jones-UBS Platinum SubindexTotal ReturnSM ETN

$125,000,000 iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN

$162,500,000 iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN

$85,000,000 iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN

$175,000,000 iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN

GLOBAL MEDIUM-TERM NOTES, SERIES A

Pricing Supplement

March 24, 2011

(to Prospectus dated August 31, 2010 and

Prospectus Supplement dated August 31, 2010)

Patent Pending

iP-P-100-03511